UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN URANIUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1040	98-0491170
State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
inception or organization	Classification Code Number)	Identification No.)

600 17th Street, Suite 2800 South Tower
Denver, CO 80202
(303) 634-2265
(Address and telephone number of registrant’s principal executive offices)

Pacific Stock Transfer Company 500 E. Warm Springs Road, Suite 240, Las Vegas NV 89119 (702) 361-3033
(Name, address and telephone number of agent for service)

Copy of communications to:

Clark Wilson LLP
c/o Bernard I. Pinsky
Barristers and Solicitors
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1

Telephone: 604.687.5700
Fax: 604.687.6314

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Shares, with a par value of $0.00001, to be offered for resale by selling shareholders	8,461,829(1)	$1.25(2)	$10,577,286.25(2)	$324.72
Common Shares, with a par value of $0.00001 to be offered for resale by selling shareholders, underlying 8,461,829 common share purchase warrants each for the purchase of one half of a share of common stock	4,230,914(1)	$1.25(2)	$5,288,642.50(2)	$162.36
Total				$487.08

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)

Estimated in accordance with Rule 457(g) solely for the purpose of computing the amount of the registration fee based on the price at which two half warrants may be exercised to acquire one whole common share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion:
August 1, 2008

AMERICAN URANIUM CORP.
A NEVADA CORPORATION

12,692,743 SHARES OF COMMON STOCK OF AMERICAN URANIUM CORP.
_________________________________

The prospectus relates to the resale to the public by certain selling shareholders of American Uranium Corp. of up to 12,692,743 shares of our common stock with a par value of $0.00001. 8,461,829 of these common shares have already been issued to the Selling Shareholders and 4,230,914 of these common shares may be issued to the Selling Shareholders upon the exercise of common share purchase warrants. Two half common share purchase warrants may be exercised by the Selling Shareholders at the price of $1.25 per whole common share until August 23, 2009, the expiry date of the warrants.

After the effective date of this registration statement, the selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We may, however, receive up to $5,288,642.50 in proceeds upon exercise of the share purchase warrants. Any proceeds we receive will be used for general working capital purposes. We will pay for expenses of this offering.

The selling shareholders may be deemed to be “underwriters,” as such term is defined in the Securities Act. Our common stock is quoted on the OTC Bulletin Board under the symbol "AUUM".

The Selling Shareholders will receive the proceeds from the sale of the shares being registered in this registration statement and prospectus. The Selling Shareholders are to offer the shares at market price. Based on the closing bid price for one share of our common stock on the OTC Bulletin Board on August 1, $0.58, the proceeds the Selling Shareholders, including from the common shares underlying warrants, could be expected to receive can be estimated as follows:

Proceeds to Selling Shareholders
Per Share	$0.58
Total	7,361,790.94

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 of this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is August 1, 2008.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

As used in this prospectus, the terms “we”, “us”, “our” and “American Uranium” mean American Uranium Corp. unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section, the consolidated financial statements and the notes to the consolidated financial statements.

Our Business

We are an Exploration Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Statement No.7 and Securities and Exchange Commission (“SEC”) Industry Guide 7. The Company’s principal business is the acquisition and exploration of mineral property interests in the United States. We have not presently determined whether its properties contain mineral resources that are economically recoverable.

We were incorporated in the State of Nevada on March 23, 2005 (Inception) under the name “Alpine Resources Corporation” with an authorized capital of 5,000,000,000 shares of common stock with a par value of $0.00001. On April 10, 2007, we changed our name to “American Uranium Corporation.” We changed the name of our company to better reflect the direction and business of our company.

On April 10, 2007, the Company effected a 50:1 forward stock split of the authorized, issued and outstanding common stock. As a result, the authorized share capital increased from 100,000,000 shares of common stock to 5,000,000,000 shares of common stock with no change in par value. The issued and outstanding share capital increased from 5,529,750 shares of common stock to 276,487,500 shares of common stock. All share and per share amounts have been retroactively adjusted for all periods presented.

On April 19, 2007, Robert Rich, our current President, acquired 250,000,000 common shares of our company, thereby obtaining approximately 90.4% of our issued and outstanding shares at that time and, therefore, control of our company. Mr. Rich was appointed as President, Secretary, Treasurer, and Director. In relation to the acquisition of the shares by Mr. Rich, our main office was moved from Vancouver B.C. Canada to Orleans, Massachusetts, where Mr. Rich lives.

Effective August 20, 2007, we entered into an agreement with Strathmore Resources (US) Ltd. (“Strathmore”) for an option to earn-up to a 60% interest in the Pine Tree-Reno Creek Property located in Campbell County, Wyoming. Under the terms of the agreement, we have issued six million shares of common stock of our company to Strathmore and have reimbursed Strathmore 100% of its expenditures incurred by Strathmore for the Property, in the amount of $300,000. Pursuant to the agreement, we are required to reimburse funds spent by Strathmore to acquire additional uranium leases (which will then form part of the property); and incur a total of $33 million in expenditures on the Property over a six year period.

Following our entry into the agreement with Strathmore, we moved our principal executive offices to Denver, Colorado because we wanted to have an office nearer our Wyoming exploration project.

On September 15, 2007, Hamish Malkin became Chief Financial Officer, Treasurer and a director. Since our President is also frequently in Vancouver, we moved our principal executive offices to Vancouver.

On April 7, 2008, we incorporated in Delaware, a wholly owned inactive subsidiary, American Uranium Corporation.

On June 27, 2008, Hamish Malkin resigned as chief financial officer and treasurer of our company and from the Board of Directors. Robert A. Rich was appointed as our acting chief financial officer and treasurer. Our board now consists of Robert A. Rich and Donald K. Cooper. Following the change of CFO, we changed our official company address to 600 17th Street – Suite 2800 South, Denver, CO 80202 to have a presence closer to the Company’s primary exploration project in the Powder River basin of Wyoming.

We also hold a 100% interest in one-24 unit mineral claims in the Nanaimo Mining Division, British Columbia, Canada. To date we have not performed any work on the property and have determined that we will not proceed with the exploration of the property for the foreseeable future because it is a copper prospect and is peripheral to our core uranium business.

Our principal executive offices are now located at 600 17th Street, Suite 2800 South Tower, Denver, CO. Our telephone number is (303) 634-2265. The name of our transfer agent and registrar of our common stock is Pacific Stock Transfer Company. Their address is 500 E. Warm Springs Road, Suite 240, Las Vegas NV 89119. Their telephone number is (702)361-3033.

We are an exploration stage company with a limited operating history. We have not generated any revenues from our intended business activities and we do not expect to generate revenues in the near future. We may never generate revenues. We have incurred losses since inception.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report, dated June 20, 2008, on our audited financial statements for the year ended February 29, 2008 our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Number of Shares Being Offered

This prospectus relates to the resale by the selling shareholders of up to 12,692,743 shares of our common stock in connection with the resale of:

  Up to 8,461,829 shares of our common stock that were issued to the selling shareholders in private placements on December 20, 2007 and September 4, 2007; and,

  Up to 4,230,914 shares of our common stock that are issuable to the selling shareholders upon the exercise of 8,461,829 half common share purchase warrants issued by us on December 20, 2007 and September 4, 2007. Two half common share purchase warrant may be exercised to acquire one whole additional common share at an exercise price of $1.25 per share until the expiry date, August 23, 2009.

Upon the effectiveness of the registration statement of which this prospectus forms a part, the selling shareholders may sell the shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled “Plan of Distribution.”

The 12,692,743 shares of common stock were or will be, in the case of common shares underlying warrants, issued to the selling shareholders in private placement transactions pursuant section 4(2) and/or Regulation S and Regulation D of the Securities Act of 1933, which provide exemptions from the registration requirements of the Securities Act of 1933. All of the stock owned by the selling shareholders will be registered by the registration statement of which this prospectus forms a part.

Number of Shares Issued and Outstanding

There were 46,207,625 shares of common stock are issued and outstanding as of August 1, 2008.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling shareholders. We may, however, receive up to $5,288,642.50 in proceeds upon exercise of the share purchase warrants. Two half common share purchase warrants may be exercised at $1.25 per whole common share until August 23, 2009. Any proceeds we receive will be used for general working capital purposes and to further explore our mineral properties. We will incur all costs associated with this registration statement and prospectus.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

1. Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration program that we intend to undertake on the Pine Tree-Reno Creek Property and any additional properties that we may acquire. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the Pine Tree-Reno Creek Property may not result in the discovery of uranium. Any expenditures that we may make in the exploration of any other mineral property that we may acquire may not result in the discovery of any commercially exploitable mineral resources. Problems such as unusual or unexpected geological formations and other conditions are involved in all mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our interests in the Pine Tree-Reno Creek Property. If this happens, our business will likely fail.

2. Because of the speculative nature of the exploration of mineral properties, there is no assurance that our exploration activities will result in the discovery of any quantities of uranium on the Pine Tree-Reno Creek Property, the only property we intend to explore at the present time, or any other additional properties we may acquire.

We intend to continue exploration on the Pine Tree-Reno Creek Property and we may or may not acquire additional interests in other mineral properties. The search for minerals as a business is extremely risky. We can provide investors with no assurance that exploration on the Pine Tree-Reno Creek Property, or any other property that we may acquire, will establish that any commercially exploitable quantities of minerals exist. Additional potential problems may prevent us from discovering any minerals. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of minerals on our property, our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

3. Because of the inherent dangers involved in mineral exploration and exploitation, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

4. The potential profitability of mineral ventures depends in part upon factors beyond the control of our company and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.

The commercial feasibility of an exploration program on a mineral property is dependent upon many factors beyond our control, including the existence and size of mineral resources in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental regulation. These factors cannot be accurately predicted and any one or a combination of these factors may result in our company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

5. Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, provincial or state, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial or state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Environmental and other legal standards imposed by federal, provincial or state, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

6. Uranium prices are highly volatile; even if we do discover a deposit of uranium, if the price of uranium is too low, we would not be able to exploit that resource.

Uranium prices have been highly volatile, and are affected by numerous international economic and political factors over which American Uranium has no control. The price of uranium has varied over the last five years from a high of approximately $138.00 per pound to a low of approximately $10.00 per pound. The price as of August 1, 2008 was $64.50 per pound U3O8. Uranium is primarily used for power generation in nuclear power plants, and the number of customers is somewhat limited in comparison to other global commodities. The price of uranium is affected by numerous factors beyond our control, including the demand for nuclear power, increased supplies from both existing and new uranium mines, sales of uranium from existing government stockpiles, and political and economic conditions. The Company’s long-term success is highly dependent upon the price of uranium, as the economic feasibility of any ore body discovered on its properties would in large part be determined by the prevailing market price of uranium. If a profitable market does not exist, we may have to cease operations.

RISKS ASSOCIATED WITH OUR COMPANY

7. Because the Pine Tree-Reno Creek Property may not contain commercially exploitable uranium and because we have never made a profit from our operations, our securities are highly speculative and investors may lose all of their investment in our company.

Our securities must be considered highly speculative, generally because of the nature of our business and our early stage of operations. We currently intend to conduct an exploration program only on our Pine Tree-Reno Creek Property. The Pine Tree-Reno Creek Property is in the exploration stage only. We may or may not acquire additional interests in other mineral properties and we do not have plans to acquire rights in any specific other mineral properties as of the date of this report. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. So, any profitability in the future from our business will be dependent upon locating and exploiting uranium on the Pine Tree-Reno Creek Property or mineral deposits on any additional properties that we may acquire. It is uncertain whether any mineral properties that we may acquire or have an interest in, including the Pine Tree-Reno Creek Property will contain commercially exploitable mineral deposits and any funds that we spend on exploration likely will be lost. We may never discover commercially exploitable uranium in the Pine Tree-Reno Creek Property or any other area, or we may do so and still not be commercially successful if we are unable to exploit those mineral deposits profitably. We may not be able to operate profitably and may have to cease operations, the price of our securities may decline and investors may lose all of their investment in our company.

8. As we face intense competition in the uranium exploration and exploitation industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees. If we are unable to successfully compete for properties, financing or for qualified employees, or if our competitors are able to locate and produce minerals at lower costs, our operations will suffer.

Our competition in this area includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may have to compete for financing and be unable to acquire financing on terms we consider acceptable. We may also have to compete with the other mining companies in the region for the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for properties, financing or for qualified employees, or if our competitors are able to locate and produce minerals at lower costs, our operations will suffer.

9. We have a history of losses and have a deficit, which raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our inception and we will continue to incur operating expenses without revenues until we are in commercial deployment. Our net loss from March 23, 2005 (Inception) to May 31, 2008 was $3,710,135. We had cash and cash equivalents in the amount of $3,399,593 as of May 31, 2008, which is sufficient to meet our planned cash requirements for the ensuing year but may not be sufficient to meet unexpected or unbudgeted expenditures. We have no income from operations. We estimate our average monthly operating expenses to be approximately $299,667each month. We cannot provide assurances that we will be able to successfully explore and develop our business. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors’ report on our audited financial statements, dated June 20, 2008. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

10. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or will generate positive cash flow in the future. We will require additional financing in order to proceed beyond the first few months of our exploration program. We will also require additional financing for the fees we must pay to maintain our status in relation to the rights to our properties and to pay the fees and expenses necessary to become and operate as a public company. We will also need more funds if the costs of the exploration of our uranium claims are greater than we have anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues. We will also need further financing if we decide to obtain additional mineral properties. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

11. Because we may never earn revenues from our operations, our business may fail.

Prior to the completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our exploration for minerals, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

12. We have a limited operating history and if we are not successful in operating our business, then investors may lose all of their investment in our company.

Our company has a limited operating history and is in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of uranium on the Pine Tree-Reno Creek Property. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

RISKS ASSOCIATED WITH OUR COMMON STOCK

13. Sales of a substantial number of shares of our common stock into the public market by the selling shareholders may cause a reduction in the price of our stock and purchasers who acquire shares from the selling shareholders may lose some or all of their investment.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the price of our common stock. After this registration statement is declared effective, the selling shareholders may resell up to 26% of the issued and outstanding shares of our common stock, which is 28% of our issued and outstanding shares that are not held by our directors, officers or control persons. At that time, a substantial number of our shares of common stock which have been issued may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in the price of our common stock, purchasers who acquire shares from the selling shareholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling shareholders sell the shares of our common stock could encourage short sales by the selling shareholders or others. Any such short sales could place further downward pressure on the price of our common stock.

14. We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to ever pay any cash dividends. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

15. Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority (FINRA). Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like the American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares.

16. Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a shareholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. , which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results.

Forward looking statements in this prospectus and registration statement include that we may receive up to $5,288,642.50 in proceeds from the exercise of the common share purchase warrants, that the Reno Creek data obtained last year is expected to enable the Joint Venture to expedite regulatory permitting requirements and advance the project's production timeline, that permitting activities are now underway, that work scheduled for 2008 includes the installation of groundwater monitor wells to obtain necessary geologic and hydrologic information, reserve analysis of the mineralized fronts, preliminary well field design, and engineering designs of a centralized and/or satellite in-situ recovery facility.

Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors,” beginning on page 6 of this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus under the heading “Risk Factors.” All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the Risk Factors. Some of the factors that we believe could affect our results include the misinterpretation of data; that we may not be able to keep our qualified personnel; that funds expected to be received may not be; uncertainties involved in the interpretation of drilling results and other tests and the estimation of resources; that we may not be able to get equipment or labor as we need it; that we may not be able to raise sufficient funds to complete our intended exploration, purchase, lease or option payments; that our applications to drill may be denied; that weather, logistical problems or hazards may prevent us from exploration; that analysis of data cannot be done accurately and at depth; that results which we have found in any particular location are not necessarily indicative of larger areas of our property; and that despite encouraging data there may be no commercially exploitable mineralization on our properties.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

In this prospectus, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this prospectus, the terms "we", "us", "our", and "American Uranium" mean American Uranium Corporation, unless the context clearly requires otherwise.

THE OFFERING

This prospectus relates to the resale by the selling shareholders of up to 12,692,743 shares of our common stock in connection with the resale of:

  Up to 8,461,829 shares of our common stock that were issued to the selling shareholders in private placements on December 20, 2007 and September 4, 2007; and,

  Up to 4,230,914 shares of our common stock that are issuable to the selling shareholders upon the exercise of 8,461,829 half common share purchase warrants issued by us on December 20, 2007 and September 4, 2007. Two half common share purchase warrant may be exercised to acquire one whole common share at an exercise price of $1.25 per share until the expiry date, August 23, 2009.

The selling shareholders may sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We may, however, receive up to $5,288,642.50 in proceeds from the exercise of the common share purchase warrants.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling shareholders and we will not receive any proceeds from the resale of the common stock by the selling shareholders. We will, however, incur all costs associated with this registration statement and prospectus.

Assuming that all of the warrants for which the underlying shares of our common stock that are covered by this prospectus are exercised, we will receive cash proceeds in the amount of approximately $5,288,642.50 from the exercise of the 4,230,914 warrants. We will use these proceeds for our general working capital purposes and to further explore our mineral properties.

The 8,461,829 half common share purchase warrants are exercisable at an exercise price of $1.25 per whole common share until the expiry date on August 23, 2009. Two half common share purchase warrants are required for one whole share of common stock.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business. Our future dividend policy will be determined from time to time by our Board of Directors.

Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

SELLING SHAREHOLDERS

The selling shareholders may offer and sell, from time to time, any or all of our common stock issued to them. Because the selling shareholders may offer all or only some portion of the 12,692,743 shares of common stock to be registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholders upon termination of the offering. We can only make estimates and assumptions. The table found below sets forth certain information regarding the beneficial ownership of shares of common stock by the selling shareholders as of July 3, 2008 and the number of shares of common stock covered by this prospectus. The number of shares listed in the category entitled “Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding” represent an estimate of the number of shares of common stock that will be held by the selling shareholders after the offering. To arrive at this estimate, we have assumed that the selling shareholders will sell all of the shares to be registered pursuant to this offering.

None of the selling shareholders had or have any material or contractual relationship with our company or any of its affiliates within the past three years, other than the private placement purchase through which they purchased their shares and warrants. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of Selling Shareholder and Position, Office or Material Relationship with American Uranium*	Common Shares owned by the Selling Shareholder (1)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(2)
			# of Shares(3)	% of Class(3)
Belltown Capital Partners LLP(41)	150,000(4)	150,000	0	0
Philip Howard	37,500(5)	37,500	0	0
Haywood Securities Inc. ITF HBS Financial Planning(6)	37,500(5)	37,500	0	0
Robert Gaskin	37,500(5)	37,500	0	0
I. Fleming	37,500(5)	37,500	0	0
R.J. Kenworthy	37,500(5)	37,500	0	0

Name of Selling Shareholder and Position, Office or Material Relationship with American Uranium*	Common Shares owned by the Selling Shareholder (1)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(2)
			# of Shares(3)	% of Class(3)
C. Braithwaite	37,500(5)	37,500	0	0
L. Cornthwaite	37,500(5)	37,500	0	0
M.J. Kenyon	75,000(7)	75,000	0	0
Andrew Stevenson	37,500(5)	37,500	0	0
P. Thomson	37,500(5)	37,500	0	0
Falstaff Holdings Ltd.(9)	150,000(4)	150,000	0	0
William Lowe	300,000(10)	300,000	0	0
Blur Investments Ltd. (42)	100,500(11)	100,500	0	0
Brian D. Hicks	75,000(7)	75,000	0	0
Rick Langer	150,000(4)	150,000	0	0
Brian Cole	30,000(12)	30,000	0	0
Chad Renshaw	30,000(12)	30,000	0	0
Bide Dheenshaw	22,500(13)	22,500	0	0
Thomas W. Monkman	30,000(12)	30,000	0	0
Vasilios John Kerasiotis	30,000(12)	30,000	0	0
Pushpinder Randhawa	24,000(14)	24,000	0	0
Ryan Lamont	30,000(12)	30,000	0	0
David Doherty	75,000(7)	75,000	0	0
Carson Seabolt	60,000(15)	60,000	0	0
Jasvir Kaloti	15,000(16)	15,000	0	0
Kyle Stevenson	75,000(7)	75,000	0	0
Francis Peet	45,000(17)	45,000	0	0
Erin Norman	150,000(4)	150,000	0	0
Robert Quartermain	75,000(7)	75,000	0	0
Robert Bishop	150,000(4)	150,000	0	0
Sherman Dahl	150,000(4)	150,000	0	0
Judith Halvorson	37,500(5)	37,500	0	0
Michael H. Halvorson	150,000(4)	150,000	0	0
Stanley Case	112,500(25)	112,500	0	0
Michael E. Shewchuk Prof. Corp.(43)	75,000(7)	75,000	0	0
Maureen F. Latter	75,000(7)	75,000	0	0
Paroda Investments Ltd.(44)	75,000(7)	75,000	0	0
R.C. Bruntjen Professional Corp.(45)	75,000(7)	75,000	0	0
Ivan Matousek	30,000(12)	30,000	0	0
Yulia Nesterchuk	150,000(4)	150,000	0	0
Protskiv Dzvenyslava	150,000(4)	150,000	0	0
Garry Lothar Reichert	30,000(12)	30,000	0	0
Michael Baybak	1,200,000(26)	1,200,000	0	0
George Duggan	99,999(27)	99,999	0	0
Gyratron Developments Ltd.(46)	15,000(16)	15,000	0	0
Ron French Films Inc.(47)	99,999(27)	99,999	0	0
Bernie Penner	37,500(5)	37,500	0	0
Graham Harris	150,000(4)	150,000	0	0
Paul H. Benson	37,500(5)	37,500	0	0
Gary Thiessen	15,000(16)	15,000	0	0
Sam T. Reimer	30,000(12)	30,000	0	0
Brad Malcolm	27,000(28)	27,000	0	0
William Marsh	22,500(13)	22,500	0	0
L.M.E. Holding Company Ltd.(48)	99,996(29)	99,996	0	0
Leora A. Splett	15,000(16)	15,000	0	0

Name of Selling Shareholder and Position, Office or Material Relationship with American Uranium*	Common Shares owned by the Selling Shareholder (1)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(2)
			# of Shares(3)	% of Class(3)
Charles Supapodok(38)	169,500(30)	169,500	0	0
Yoshimi Horie	19,999(31)	19,999	0	0
Thomas E. Oppenheim	150,000(4)	150,000	0	0
Charles Supapodok, Sr.(69)	97,500(32)	97,500	0	0
Mark Bloom	600,000(33)	600,000	0	0
Trevor Archard	70,500(34)	70,500	0	0
William Douglas Goodfellow	1,500,000(35)	1,500,000	0	0
Ralph W. Kettell, II	300,000(10)	300,000	0	0
321Gold, Ltd.	150,000(4)	150,000	0	0
Munday-Maxwell & Gaylene Association(49)	450,000(36)	450,000	0	0
Greg McCoach	48,750(24)	48,750	0	0
Gibralt Capital Corporation(50)	375,000(37)	375,000	0	0
David Greenway	45,000(17)	45,000	0	0
William Matlack	150,000(4)	150,000	0	0
Robert Gallagher	37,500(5)	37,500	0	0
Black Cordyline Pty. Ltd.(51)	15,000(16)	15,000	0	0
Billy Ho	15,000(16)	15,000	0	0
Dominic Goh	15,000(16)	15,000	0	0
Ronald James McElligott	30,000(12)	30,000	0	0
John Percival & Josephine Gregan	180,000(4)(39)	180,000	0	0
R. G. Brown	37,500(5)	37,500	0	0
Derick R.J. Wightman	37,500(5)	37,500	0	0
Valerie Hardacre	37,500(5)	37,500	0	0
Eric A. Thurston	37,500(5)	37,500	0	0
Adele Rawcliffe Coles	37,500(5)	37,500	0	0
Roger Lawrence Pilkington	37,500(5)	37,500	0	0
Gillian Lesley Ainsworth	37,500(5)	37,500	0	0
Leonard Rawcliffe	37,500(5)	37,500	0	0
James Lawrence Hunt	37,500(5)	37,500	0	0
J.A. Charland	30,000(12)	30,000	0	0
William J. McCluskey	225,000(21)	225,000	0	0
Trustees of Blackpool Trim Shops Retirement & Death Benefit Scheme(52)	37,500(5)	37,500	0	0
Stephen K. Butterfield	37,500(5)	37,500	0	0
Martin Beverley Brown	37,500(5)	37,500	0	0
Mark H. Hamilton	37,500(5)	37,500	0	0
P.S. Holgate	37,500(5)	37,500	0	0
R. Heath	37,500(5)	37,500	0	0
Ian Cooper(67)	37,500(5)	37,500	0	0
Duncan Clement Brand	15,000(16)	15,000	0	0
Allan James Hubbard	15,000(16)	15,000	0	0
Linda Benson	15,000(16)	15,000	0	0
Eugene Chen	15,000(16)	15,000	0	0
Traci Benson-Migliarese	37,500(5)	37,500	0	0
Jay Quan	22,500(13)	22,500	0	0
Stephen M. Potts	15,000(16)	15,000	0	0
1088295 Alberta Ltd.(53)	19,500(19)	19,500	0	0
Pratima Pandit	60,000(15)	60,000	0	0
David Berg	45,000(17)	45,000	0	0
Arun Abbi	30,000(12)	30,000	0	0

Name of Selling Shareholder and Position, Office or Material Relationship with American Uranium*	Common Shares owned by the Selling Shareholder (1)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(2)
			# of Shares(3)	% of Class(3)
Kenneth Bagan	30,000(12)	30,000	0	0
Michael Kelly	30,000(12)	30,000	0	0
Laura Mattucci	15,000(16)	15,000	0	0
Michael Johnson	22,500(13)	22,500	0	0
927051 Alberta Ltd.(54)	30,000(12)	30,000	0	0
954866 Alberta Inc.(55)	15,000(16)	15,000	0	0
Matthew Lombardi	15,000(16)	15,000	0	0
Monika Meshkati	30,000(12)	30,000	0	0
Daniel Migliarese	10,500(20)	10,500	0	0
Len Wong	22,500(13)	22,500	0	0
Wayne Wong	45,000(17)	45,000	0	0
Bank of Ireland SIPP – T.L. Pilkington A.J. Bell (PP) Trustees Ltd. (56)	37,500(5)	37,500	0	0
Thomas Tuggle	15,000(16)	15,000	0	0
James Vance	37,500(5)	37,500	0	0
Jean Williams	30,000(12)	30,000	0	0
Datmix Investments Ltd.(57)	60,000(15)	60,000	0	0
Dragon Equities Ltd.(58)	75,000(7)	75,000	0	0
Argentaurus Capital Ltd.(59)	150,000(4)	150,000	0	0
Platoro Investments Ltd.(60)	60,000(15)	60,000	0	0
Andrew Williams	75,000(7)	75,000	0	0
Millerd Holdings Ltd.	225,000(21)	225,000	0	0
Laurence Guichon	75,000(7)	75,000	0	0
Terry Evancio	75,000(7)	75,000	0	0
John Day	30,000(12)	30,000	0	0
Timothy Turyk	30,000(12)	30,000	0	0
Trafalgar 1805 Ltd.(61)	37,500(5)	37,500	0	0
Warwick Smith	15,000(16)	15,000	0	0
Laura Staude	7,500(22)	7,500	0	0
0707677 BC Ltd.(62)(40)	37,500(5)	37,500	0	0
David Phipps	15,000(16)	15,000	0	0
Remap Management Ltd.(63)	37,500(5)	37,500	0	0
Chris De Groot(40)	37,500(5)	37,500	0	0
Bernie De Groot (68)	37,500(5)	37,500	0	0
Aeneas Mackay Millennium Trust(64)	22,500(13)	22,500	0	0
Matthew Clarke	22,500(13)	22,500	0	0
Green Belt Estates Ltd.(65)	37,500(5)	37,500	0	0
Ed McKim	37,500(5)	37,500	0	0
William McNaughton	37,500(5)	37,500	0	0
Giles Clarke	37,500(5)	37,500	0	0
Nancy Girling	37,500(5)	37,500	0	0
Batell Investments Ltd.(66)	37,500(5)	37,500	0	0
David Elliott	75,000(7)	75,000	0	0
David Shepherd	75,000(7)	75,000	0	0
Craig Steinke	18,750(23)	18,750	0	0
Dana Prince	37,500(5)	37,500	0	0
Alexander Wurm	48,750(24)	48,750	0	0
Total	12,692,743	12,692,743	0	0

*Includes any material relationship which the selling shareholder has had within the past three years with the registrant or any of its predecessors or affiliates

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)	Based on 46,207,625 shares outstanding as of August 1, 2008.
(3)	To arrive at these estimates, we have assumed that the selling shareholders will sell all of the shares to be registered pursuant to this offering.
(4)

Consists of 100,000 common shares and 50,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009 held in the names of John Percival and Josephine Gregan, 10,000 common shares and 5,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009 held in the name of Erica Gregan and 10,000 common shares and 5,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009 held in the name of John Patrick Gregan.

(5)	Consists of 25,000 common shares and 12,500 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(6)	Roger Hardaker exercises the sole right to vote or dispose of the shares to be offered by Haywood Securities Inc. ITF HBS Financial Planning.
(7)	Consists of 50,000 common shares and 25,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(8)	Consists of 100,000 common shares and 50,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(9)	David Fraser exercises the sole right to vote or dispose of the shares to be offered by Falstaff Holdings Ltd.
(10)	Consists of 200,000 common shares and 100,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(11)	Consists of 67,000 common shares and 33,500 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(12)	Consists of 20,000 common shares and 10,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(13)	Consists of 15,000 common shares and 7,500 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(14)	Consists of 16,000 common shares and 8,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(15)	Consists of 40,000 common shares and 20,000whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(16)	Consists of 10,000 common shares and 5,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(17)	Consists of 30,000 common shares and 15,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(19)	Consists of 13,000 common shares and 13,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(20)	Consists of 7,000 common shares and 3,500 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(21)	Consists of 150,000 common shares and 75,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(22)	Consists of 5,000 common shares and 2,500 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(23)	Consists of 12,500 common shares and 6,250 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(24)	Consists of 32,500 common shares and 16,250 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(25)	Consists of 75,000 common shares and 37,500 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.

(26)	Consists of 800,000 common shares and 400,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(27)	Consists of 66,666 common shares and 33,333 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(28)	Consists of 18,000 common shares and 9,000whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(29)	Consists of 66,664 common shares and 33,332 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(30)	Consists of 113,000 common shares and 56,500 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(31)	Consists of 13,333 common shares and 66,666 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(32)	Consists of 65,000 common shares and 32,500 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(33)	Consists of 400,000 common shares and 200,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(34)	Consists of 47,000 common shares and 23,500 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(35)	Consists of 1,000,000 common shares and 500,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(36)	Consists of 300,000 common shares and 150,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(37)	Consists of 250,000 common shares and 125,000 whole common share purchase warrants with an exercise price of $1.25 per whole common share and an expiry date of August 23, 2009.
(38)	Charles Supapodok exercises the sole right to vote or dispose of the shares..
(39)	John Percival exercises the sole right to vote or dispose of the shares held by Erica Gregan, his daughter, Josephine Gregan, his wife and John Patrick Gregan, his son.
(40)	Chris De Groot exercises the sole right to vote or dispose of the shares.
(41)	Bill Tarangelo exercises the sole right to vote or dispose of the shares to be offered by Belltown Capital Partners LLP.
(42)	Murray Atkins exercises the sole right to vote or dispose of the shares to be offered by Blur Investments Ltd.
(43)	Michael E. Shewchuk exercises the sole right to vote or dispose of the shares to be offered by Michael E. Shewchuk Prof. Corp.
(44)	Joe R. Fenrich exercises the sole right to vote or dispose of the shares to be offered by Paroda Investments Ltd.
(45)	Roger C. Bruntjen exercises the sole right to vote or dispose of the shares to be offered by R.C. Bruntjen Professional Corp.
(46)	Mir Huculak exercises the sole right to vote or dispose of the shares to be offered by Gyratron Developments Ltd.
(47)	Ron French exercises the sole right to vote or dispose of the shares to be offered by Ron French Films Inc.
(48)	Linda Edftrom exercises the sole right to vote or dispose of the shares to be offered by L.M.E. Holding Company Ltd.
(49)	Maxwell Munday exercises the sole right to vote or dispose of the shares to be offered by Munday-Maxwell & Gaylene Association. Maxwell Munday disclaims beneficial ownership of the shares.
(50)	Samuel Belzberg exercises the sole right to vote or dispose of the shares to be offered by Gibralt Capital Corporation.
(51)	Robert Mrozowski exercises the sole right to vote or dispose of the shares to be offered by Black Cordyline Pty. Ltd.
(52)	Robert Taylor exercises the sole right to vote or dispose of the shares to be offered by Trustees of Blackpool Trim Shops Retirement & Death Benefit Scheme.
(53)	Jeff & Cindy Mead exercises the sole right to vote or dispose of the shares to be offered by 1088295 Alberta Ltd.
(54)	Neil Devchand exercises the sole right to vote or dispose of the shares to be offered by 927051 Alberta Ltd.
(55)	William Scott Harkness exercises the sole right to vote or dispose of the shares to be offered by 954866 Alberta Inc.
(56)	T.L. Pilkington and A.J. Bell exercises the shared right to vote or dispose of the shares to be offered by Bank of Ireland SIPP – T.L. Pilkington A.J. Bell (PP) Trustees Ltd.
(57)	Margrith Burer & Wohlwend Patrick exercise the shared right to vote or dispose of the shares to be offered by Datmix Investments Ltd.
(58)	Anthony J. Williams exercises the sole right to vote or dispose of the shares to be offered by Dragon Equities Ltd.

(59)	Paul Hickey, Jordan Eliseo and Benjamin Lee exercise the shared right to vote or dispose of the shares to be offered by Argentaurus Capital Ltd.
(60)	Jordan Eliseo and Benjamin Lee exercise the shared right to vote or dispose of the shares to be offered by Platoro Investments Ltd.
(61)	John Henry Clarke exercises the sole right to vote or dispose of the shares to be offered by Trafalgar 1805 Ltd.
(62)	Marcel De Groot exercises the sole right to vote or dispose of the shares to be offered by 0707677 BC Ltd.
(63)	Robert Saunders exercises the sole right to vote or dispose of the shares to be offered by Remap Management Ltd.
(64)	Aeneas S. Mackay exercises the sole right to vote or dispose of the shares to be offered by Aeneas Mackay Millennium Trust.
(65)	Douglas Dean Rochon exercises the sole right to vote or dispose of the shares to be offered by Green Belt Estates Ltd.
(66)	David Elliot exercises the sole right to vote or dispose of the shares to be offered by Batell Investments Ltd.
(67)	Ian Cooper is not related to our director Donald Cooper. Ian Cooper exercises the sole right to vote or dispose of his shares.
(68)	Bernie De Groot exercises the sole right to vote or dispose of the shares.
(69)	Charles Supapodok, Sr. exercises the sole right to vote or dispose of the shares.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling shareholders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
(c)	an exchange distribution in accordance with the rules of the exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	market sales (both long and short to the extent permitted under the federal securities laws);
(g)	at the market to or through market makers or into an existing market for the shares;
(h)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);
(i)	a combination of any aforementioned methods of sale; and,
(j)	any other method permitted pursuant to applicable law.

In the event of the transfer by any selling shareholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholders if such broker-dealer is unable to sell the shares on behalf of the selling shareholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Any sales of shares may be effected through the OTC Bulletin Board, in private transactions or otherwise, and the shares may be sold at market price prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. From time to time, the selling shareholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling shareholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling shareholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling shareholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both. We have agreed to indemnify certain selling shareholders and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments to which such selling shareholders or their respective pledgees, donees, transferees or other successors in interest may be required to make in respect thereof.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF SECURITIES

Common Stock: We are authorized to issue 5,000,000,000 shares of common stock with a par value of $0.00001 per share. As at August 1, 2008 we had 46,207,625 shares of common stock outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Preferred Stock: We are not authorized to issue preferred stock. As at August 1, 2008 , there were no shares of preferred stock outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of American Uranium for year ended February 28, 2007 included in this registration statement have been audited by Telford Sadovnik P.L.L.C., to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of American Uranium for year ended February 29, 2008 included in this registration statement have been audited by Davidson & Company LLP, Chartered Accountants., to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT AND REGISTRAR

The name of our transfer agent and registrar of our common stock is Pacific Stock Transfer Company. Their address is 500 E. Warm Springs Road, Suite 240, Las Vegas NV 89119. Their telephone number is (702) 361-3033.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

We are an Exploration Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Statement No.7 and Securities and Exchange Commission (“SEC”) Industry Guide 7. Our principle business is the acquisition and exploration of mineral property interests in the United States. We have not presently determined whether its properties contain mineral resources that are economically recoverable. These statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As at August 1, 2008, the Company has not generated revenues and has accumulated losses of $3,955,958 since inception. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. To mitigate this risk, management plans to obtain additional equity financing if possible, or to curtail operations, thereby conserving cash resources.

We were incorporated in the State of Nevada on March 23, 2005 (Inception) under the name “Alpine Resources Corporation” with an authorized capital of 100,000,000 shares of common stock with a par value of $0.00001. On April 10, 2007, we changed our name to “American Uranium Corporation.” We effected this name change by merging with our wholly owned subsidiary, named “American Uranium Corporation”, a Nevada corporation that we formed specifically for this purpose. We changed the name of our company to better reflect the direction and business of our company.

On March 23, 2005 we acquired a 100% interest in one-24 unit mineral claims in the Nanaimo Mining Division, British Columbia, Canada, in consideration for $1,750. The claims on that property are registered in the name of the former President of our Company, who has executed a trust agreement whereby the former President agrees to hold the claims in trust on our behalf. We do not intend to explore this property in the foreseeable future.

On May 12, 2007 we signed a non-binding Letter of Intent (“LOI”) with Strathmore Resources (US) Ltd. (“Strathmore”). Pursuant to the LOI, American Uranium has an option to earn-in a 60% interest in Strathmore’s Pinetree-Reno Creek uranium properties (the “Property”) located in Campbell County, Wyoming.

On April 10, 2007, the Company effected a 50:1 forward stock split of the authorized, issued and outstanding common stock. As a result, the authorized share capital increased from 100,000,000 shares of common stock to 5,000,000,000 shares of common stock with no change in par value. The issued and outstanding share capital increased from 5,529,750 shares of common stock to 276,487,500 shares of common stock. All share and per share amounts have been retroactively adjusted for all periods presented.

On April 19, 2007, Robert Rich, our current President, acquired 250,000,000 common shares of our company, thereby obtaining approximately 90.4% of our issued and outstanding shares at that time and, therefore, control of our company. Mr. Rich was appointed as President, Secretary, Treasurer, and Director. In relation to the acquisition of the shares by Mr. Rich, our main office was moved from Vancouver B.C. Canada to Orleans, Massachusetts, where Mr. Rich lives.

On June 1, 2007, Robert Rich, our President, returned 245,000,000 post-split shares of common stock to treasury for cancellation for no consideration.

Effective August 20, 2007, the Company entered into an option and joint venture agreement with Strathmore Resources (US) Ltd. (“Strathmore”) for an option to earn-up to a 60% interest in the Pine Tree-Reno Creek Property located in Campbell County, Wyoming.

Following our entry into the agreement with Strathmore, we moved our principal executive offices to Denver, Colorado because we wanted to have an office nearer our Wyoming exploration project.

On September 15, 2007, Hamish Malkin became Chief Financial Officer, Treasurer and a director. Since our President is also frequently in Vancouver, we decided to move our principal executive offices to Vancouver.

Effective December 31, 2007, we entered into an amendment to our option and joint venture agreement with Strathmore Resources (US) Ltd. (“Strathmore”) through which we have the option to earn-in a 60% interest in Strathmore’s Pine Tree-Reno Creek Property located in Campbell County, Wyoming.

On March 6, 2008, Strathmore and American Uranium entered into a Limited Liability Company Operating Agreement dated effective January 3, 2008 and formed a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. 18-101, et seq. to own and conduct the operations on the Property.

On April 7, 2008, we incorporated in Delaware, a wholly owned inactive subsidiary, American Uranium Corporation.

On June 27, 2008, Hamish Malkin resigned as chief financial officer and treasurer of our company and from the Board of Directors. Robert A. Rich was appointed as our interim chief financial officer and treasurer. Our board now consists of Robert A. Rich and Donald K. Cooper. As a result, we moved our principal executive offices to Denver.

Strathmore

Our Company had no pre-existing affiliation with Strathmore or its affiliates prior to our August 20, 2007 option and joint venture agreement with Strathmore.

Our joint venture operator, Strathmore Minerals, is responsible for maintaining/retaining all property held by the JV, including federal mining claims, State land and private leases.

Strathmore, as joint venture operator, maintains all agreements and documents covering property held by the JV. Payments due for federal mining claims and State land are a matter of public record; private lease terms are proprietary.

The claims of our Pintree-Reno Creek Property are found in the areas called the West Reno Property, the Pine Tree Property and the Four Mile Creek Property. On the West Reno Property, our claims rune from WR-1 to WR- 80, BFR 1 to BFR 38 and SC 1 to SC 45. On the Pine Tree Property, our claims run from PT-1 to PT-33, WM1 to WM27. On the Four Mile Creek Property, our claims run from FMC-1 to FMC-112, ANC 1 to ANC 45, SANC 1 to SANC 80, SWD -1 to SWD - 60.

The Lease descriptions held by our joint venture are as follows:

Wyoming State Leases

Lease No.	Property District	Acreage	Section	Township	Range	Due Date	Lessee
0-40864	Pine Tree-Reno Creek	640	16	42N	73W	June 2	Miller
0-40865	Pine Tree-Reno Creek	640	16	42N	74W	June 2	Miller
0-40866	Pine Tree-Reno Creek	640	16	43N	74W	June 2	Miller
0-40866	Pine Tree-Reno Creek	640	36	43N	74W	June 2	Miller
0-40867	Pine Tree-Reno Creek	640	36	44N	75W	June 2	Miller

Private Leases

Name	Subdivision	Section	Township	Range	Acreage
Bin	SE	30	43N	74W	160
Bin	NE	31	43N	74W	160
Reichmuth	NW,S2	31	43N	73W	480

In January 2008, the original agreement was amended to remove Strathmore’s right to retain or earn back the 11% interest in the properties.

Under the terms of our option and joint venture agreement with Strathmore, as amended, the Company has:

  Issued 6,000,000 shares of common stock to Strathmore; and,

  Reimbursed Strathmore $300,000, which represents 100% of the expenditures incurred by Strathmore for the property.

Under the terms of the agreement, as amended, the Company intends to:

  Incur a total of $33,000,000 in expenditures on the property over a six year period, of which $1,500,000 must be incurred in the first year; and,

  Reimburse Strathmore 100% of any funds spent by Strathmore to acquire additional uranium leases (which will then form part of the property).

Pursuant to the agreement, if we incur $12,375,000 in expenditures, we will earn a 22.5% interest in the property and at that point will become a joint venture partner with Strathmore. The remaining 37.5% interest will be earned upon incurring the balance of $20,625,000 in required expenditures. The subsequent amendment in January, 2008 resulted in the deletion of Strathmore’s right to earn back an 11% interest in the property for $14,000,000 within 90 days of the delivery of a feasibility report. Strathmore will be the operator until the Company earns a 60% interest in the property.

Maps of the Pine Tree-Reno Creek Property are included below under the section entitled “Location and Description of the Property”. There is no assurance that any commercially viable uranium or any other type of mineral deposits exist on the any of our properties. We acquired an option to earn an interest in the Pine Tree-Reno Creek Property at an imputed cost of $8,160,000 represented by $300,000 and the issuance of 6,000,000 shares with a fair market value of $7,860,000.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. In 2008, we will commence the initial phase of exploration on our property. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our board of directors will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to carry out the agreement that we entered into, effective August 20, 2007, with Strathmore Resources (US) Ltd. That agreement provides for an option for our company to earn-up to a 60% interest in the Pine Tree-Reno Creek Property located in Campbell County, Wyoming.

Our plan of operations over the next 12 months involves carrying out the terms of the joint venture agreement with Strathmore Resources (US) Ltd. We intend to acquire, integrate and analyze existing drill data for the joint venture property and add fill-in properties to the joint venture lands in order to increase our resource base.

The Company implemented a program of exploration in May 2008. The program involves data analysis, environmental studies and permitting work.

Planned work for 2008 includes:

  Obtain permit to drill hydrologic test wells from Wyoming’s State Engineer’s Office and State Department of Environmental Quality, Land Quality Division;

  Begin environmental and related work need for State and Federal permits/licenses; and,

  Acquire additional property.

Under the terms of the agreement with Strathmore Resources (US) Ltd., we have issued 6,000,000 shares of common stock to Strathmore, as the first part of our obligations under the agreement.

Under the terms of the agreement with Strathmore Resources (US) Ltd., we have agreed to reimburse Strathmore 100% of its expenditures incurred for the property, up to a maximum of $300,000, plus any funds spent by Strathmore to acquire additional uranium leases, which will then form part of the property; and, incur a total of $33,000,000 in expenditures on the property over a six year period, of which $1,500,000 must be incurred in the first year.

The agreement provides that we will earn a 22.5% interest in the Pine Tree-Reno Creek Property once we have incurred $12,375,000 of the required $33,000,000 expenditures. The remaining 37.5% interest will be earned upon incurring the balance of $20,625,000 in required expenditures. Strathmore will be the operator until the Company earns the 60% interest in the property.

Over the next 12 months we intend to continue to integrate and analyze existing drill data Geologic Data related to our Reno Creek prospect that we acquired on October 10, 2007 through a Purchase Agreement with Power Resources, Inc. in exchange for consideration of $950,000.

Even if we complete all of the steps under the agreement and we are successful in finding economically recoverable uranium, we may not be able to pay our expenses or achieve profitable operations.

The Pine Tree-Reno Creek Property is comprised of 123 unpatented mining claims. Many of the claims on the property are on split-title lands. This means that the surface of the land is owned by private landowners and the underlying minerals are owned by the federal government and administered by the U.S. Department of Interior’s Bureau of Land Management (BLM). The remainder of the property is comprised of claims held through state and private leases.

Our principal executive offices are located at 600 17th Street, Suite 2800 South Tower, Denver, CO 80202. Our telephone number is (303) 634-8865. The name of our transfer agent and registrar of our common stock is Pacific Stock Transfer Company. Their address is 500 E. Warm Springs Road, Suite 240, Las Vegas NV 89119. Their telephone number is (702) 361-3033.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report, dated June 20, 2008, on our audited financial statements for the year ended February 29, 2008 our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

On April 10, 2007, we completed a 50:1 forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized share capital increased from 100,000,000 shares of common stock to 5,000,000,000 shares of common stock with no change in par value. Our issued and outstanding share capital increased from 5,529,750 shares of common stock to 276,487,500 shares of common stock. All share and per share amounts have been retroactively adjusted for all periods presented.

On June 1, 2007, Robert Rich, our President, returned 245,000,000 post-split shares of common stock to treasury for cancellation for no consideration.

Since the forward stock split, we have issued 8,720,125 shares of our common stock in private placements:

On September 4, 2007, issued a total of 8,345,125 shares

On December 20, 2007, issued a total of 375,000

We have, as of August 1, 2008 , a total of 46,207,625 shares of our common stock issued and outstanding.

Pine Tree-Reno Creek Property

Effective August 20, 2007 we entered into an option and joint venture agreement with Strathmore Resources (US) Ltd. Pursuant to the agreement, we have an option to earn-in a 60% interest in Strathmore’s Pinetree-Reno Creek uranium properties located in Campbell County, Wyoming. The property is located in the central Powder River Basin, within the Pumpkin Buttes Uranium District, and encompasses approximately 16,000 acres. Under the terms of the agreement, we have issued six million shares of common stock of our company to Strathmore and have reimbursed Strathmore 100% of its expenditures incurred by Strathmore for the Property, in the amount of $300,000. We are required to reimburse funds spent by Strathmore to acquire additional uranium leases (which will then form part of the property); and incur a total of $33,000,000 in expenditures on the Property over a six year period of which $1,500,000 must be incurred in the first year, $1,500,000 in the second year, $2,000,000 in the third year and $28,000,000 before the end of the sixth year.

Pursuant to the agreement, if we incur $12,375,000 in expenditures, we will earn a 22.5% interest in the property and at that point will become a joint venture partner with Strathmore. Until we have earned our 60% interest in the property, Strathmore will be the operator. We had no pre-existing affiliation with Strathmore Resources.

On March 23, 2005 we acquired a 100% interest in one-24 unit mineral claims in the Nanaimo Mining Division, British Columbia, Canada, in consideration for $1,750. The claims on that property are registered in the name of the former President of our Company, who has executed a trust agreement whereby the former President agrees to hold the claims in trust on our behalf. We do not believe that this property is material to our company and we do not intend to explore this property in the foreseeable future.

Effective August 20, 2007, the Company entered into an agreement with Strathmore Resources (US) Ltd. (“Strathmore”) for an option to earn-up to a 60% interest in the Pine Tree-Reno Creek Property located in Campbell County, Wyoming. the Pine Tree-Reno Creek Property, the only property we currently intend to explore, is without known reserves and our proposed program is exploratory in nature.

Effective December 31, 2007, we entered into an amendment to our option and joint venture agreement with Strathmore Resources (US) Ltd. (“Strathmore”) through which we have the option to earn-in a 60% interest in Strathmore’s Pine Tree-Reno Creek Property located in Campbell County, Wyoming.

Under the terms of the agreement, Strathmore had a right to retain or earn back an 11% interest in the properties. In January 2008, the original agreement was amended to remove Strathmore’s right to retain or earn back the 11% interest in the properties.

Under the terms of the agreement, as amended, the Company has:

  Issued 6,000,000 shares of common stock to Strathmore (issued);

  Reimbursed Strathmore 100% of the expenditures incurred by Strathmore for the property, up to a maximum of $300,000 (paid), plus any funds spent by Strathmore to acquire additional uranium leases (which will then form part of the property); and

Under the terms of the agreement, as amended, the Company intends to:

  Incur a total of $33,000,000 in expenditures on the property over a six year period, of which $1,500,000 must be incurred in the first year.

Pursuant to the agreement, if we incur $12,375,000 in expenditures, we will earn a 22.5% interest in the property and at that point will become a joint venture partner with Strathmore. The remaining 37.5% interest will be earned upon incurring the balance of $20,625,000 in required expenditures. The subsequent amendment in January, 2008 resulted in the deletion of Strathmore’s right to earn back an 11% interest in the property for $14,000,000 within 90 days of the delivery of a feasibility report. Strathmore will be the operator until the Company earns a 60% interest in the property.

Maps of the Pine Tree-Reno Creek Property are included below under the section entitled “Location and Description of the Property”. There is no assurance that any commercially viable uranium or any other type of mineral deposits exist on the any of our properties. We acquired an option to earn an interest in the Pine Tree-Reno Creek Property at an imputed cost of $8,160,000 represented by $300,000 and the issuance of 6,000,000 shares with a fair market value of $7,860,000.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. In 2008, we will commence the initial phase of exploration on our property. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our board of directors will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to carry out the agreement that we entered into, effective August 20, 2007, with Strathmore Resources (US) Ltd. That agreement provides for an option for our company to earn-up to a 60% interest in the Pine Tree-Reno Creek Property located in Campbell County, Wyoming.

Our plan of operations over the next 12 months involves carrying out the terms of the joint venture agreement with Strathmore Resources (US) Ltd. We intend to acquire, integrate and analyze existing drill data for the joint venture property and add fill-in properties to the joint venture lands in order to increase our resource base.

The Company implemented a program of exploration in May 2008. The program involves data analysis, environmental studies and permitting work.

Planned work for 2008 includes:

  Obtain permit to drill hydrologic test wells from Wyoming’s State Engineer’s Office and State Department of Environmental Quality, Land Quality Division;

  Begin environmental and related work need for State and Federal permits/licenses; and,

  Acquire additional property.

Under the terms of the agreement with Strathmore Resources (US) Ltd., we have issued 6,000,000 shares of common stock to Strathmore, as the first part of our obligations under the agreement.

Under the terms of the agreement with Strathmore Resources (US) Ltd., we have agreed to reimburse Strathmore 100% of its expenditures incurred for the property, up to a maximum of $300,000, plus any funds spent by Strathmore to acquire additional uranium leases, which will then form part of the property; and, incur a total of $33,000,000 in expenditures on the property over a six year period, of which $1,500,000 must be incurred in the first year.

The agreement provides that we will earn a 22.5% interest in the Pine Tree-Reno Creek Property once we have incurred $12,375,000 of the required $33,000,000 expenditures. The remaining 37.5% interest will be earned upon incurring the balance of $20,625,000 in required expenditures. Strathmore will be the operator until the Company earns the 60% interest in the property.

Over the next 12 months we intend to continue to integrate and analyze existing drill data Geologic Data related to our Reno Creek prospect that we acquired on October 10, 2007 through a Purchase Agreement with Power Resources, Inc. in exchange for consideration of $950,000.

Even if we complete all of the steps under the agreement and we are successful in finding economically recoverable uranium, we may not be able to pay our expenses or achieve profitable operations.

The Pine Tree-Reno Creek Property is comprised of 123 unpatented mining claims. Many of the claims on the property are on split-title lands. This means that the surface of the land is owned by private landowners and the underlying minerals are owned by the federal government and administered by the U.S. Department of Interior’s Bureau of Land Management (BLM). The remainder of the property is comprised of claims held through state and private leases.

Location and Description of the Pine Tree-Reno Creek Property

The Pine Tree-Reno Creek Property is located in Wyoming's Powder River basin in the Pumpkin Buttes District. The region of the Pine Tree-Reno Creek Property has been designated by the U.S. Department of Agriculture as part of the Northern Rolling High Plains of the Western Great Plains Range and Irrigated Region. The property is generally covered by sagebrush and grasslands with scattered intermittent drainages. The drainages sometimes produce steep channel walls.

Land use in the Reno Creek vicinity is dominated by cattle and sheep ranching. Crops are limited to hay and forage. Oil and gas exploration and coal and coal-bed methane extraction occurs in the area and there is significant infrastructure in place that may be of assistance to the exploration of the Pine Tree-Reno Creek property.

Climate

The Pine Tree-Reno Creek uranium property’s climate is semi-arid and receives an annual precipitation of approximately 12-15 inches, the most falling in the form of late autumnal to early spring snows. The summer months are usually hot, dry and clear except for infrequent heavy rains. Because of the dry climate, all streams in the area are intermittent, with no perennial streams near the prospect. The annual mean temperature is 58.3°F; with the January mean being 24.8°F and the July mean of 70.5°F. Temperature extremes range from -30°F to over 100°F.

Seasonality

The Company operates year-round. Although field exploration work tends to be conducted only during the temperate months, American Uranium is not a seasonal business.

Access to Property

The Pine Tree-Reno Creek Property is accessible via paved or dirt roads.

The Property is located approximately 80 highway miles northeast of Casper, Wyoming 40 miles south of Gillette, Wyoming and 9 highway miles west of Wright, Wyoming. Access to the project area is very good, with Wyoming Highway 387 passing through the Property boundary. Well-maintained, graveled county and gas-oil field roads in conjunction with ranchers’ two-track trails provide good access for drilling locations.

Source of Power and Water

The Pine Tree-Reno Creek area has long had oil, gas, and coal-bed methane activities, so there is abundant electric power and water for use in our exploration activities.

Exploration History

The Pine Tree-Reno Creek area has been extensively explored since the 1950's. During the 1980's and 1990’s, Rocky Mountain Energy Corp., Energy Fuels Inc. and International Uranium Corp. (Denison) carried out In-Situ Recovery testing on the Pine Tree and Reno Creek properties.

During the late 1990’s, International Uranium Corp nearly completed all required State and Federal permitting of the Reno Creek In-Situ Recovery mine and processing facility, including US Nuclear Regulatory Commission license. The property was subsequently held by Rio Algom and Power Resources, which abandoned it in 2003. Strathmore Minerals Corp. obtained Reno Creek in 2004 and we formed our joint venture with them in 2007.

During the late 1990’s, International Uranium Corp nearly completed all required State and Federal permitting of the Reno Creek In-Situ Recovery mine and processing facility, including US Nuclear Regulatory Commission license. The property was subsequently held by Rio Algom and Power Resources, which abandoned it in 2003. Strathmore Minerals Corp. obtained Reno Creek in 2004 and we formed our joint venture with them in 2007.

Figure 2 Reno Creek Property: Claim Location Map from Technical Report on the

Figure 3 State of Wyoming: Physiography

Mineralization of the Reno Creek Property

The Pine Tree-Reno Creek Property is comprised of two sections: (1) the Pine Tree Property and (2) the Reno Creek Property.

The earth at the Pine Tree-Reno Creek Property is sandstone, known as the lower “Wasatch Formation” of Eocene age. The Wasatch Formation is a fluvial sedimentary sequence that was deposited during a period of wet, subtropical climatic conditions. The major source of the sands was from highlands to the south and southwest that were uplifted by the shifting of tectonic plates and the formation of mountains. Sediments were deposited by meandering streams which deposited channel and point bar sediments that fine upwards through the sequence. In addition to the medium grained sands, there are smaller amounts of clay and siltstones, carbonaceous shale and thin coal seams. The sandstone on the claims shows signs of being altered, in places, by oxidization, exhibiting hematitic alteration colors, which are shades of pink, light red, brownish-red and orange-red, and limonitic colors, which are shades of yellow, yellowish-orange, yellowish-brown and reddish-orange. The alteration colors are easily distinguished from the unaltered medium-bluish gray sands. Feldspar alteration, which gives a “bleached” appearance to the sands from the chemical alteration of feldspars into clay minerals, is also present.

Carbon trash is occasionally present in both the altered and reduced sands. In general, the unaltered sands have a greater percentage of organic carbon (~0.2%) than the altered sands (0.13%) in selected cores (historical data) analyzed. Carbon in unaltered sands is shiny; while it is dull and flaky in the altered sands.

The Pine Tree-Reno Creek Property is located on private lands and State Leases wherein the underlying minerals are respectively by the federal and state governments. The federal mineral rights are administered by the U.S. Department of Interior’s Bureau of Land Management. As part of the Stock Raising Homestead Act of 1916, lands that were not suitable for cultivation but were suitable for stock grazing were patented with the mineral rights retained by the government of the United States. This act allows for the locating of mining claims atop federal minerals on privately held lands. The lands on which the Pine Tree-Reno Creek claims lie were patented under the Stock Raising Homestead Act of 1916. Management believes that the proper notices have been filed and delivered and we intend to ensure that the status is maintained during our exploration program or longer, depending on the interests of our company.

The Pine Tree–Reno Creek Property currently has a mostly natural appearance in spite of on-going oil, gas and coal bed methane activities. There is little evidence of previous uranium exploration activity.

Work Conducted By American Uranium

No work has yet been conducted by American Uranium on the Pine Tree-Reno Creek Property. We plan to begin a program of exploration in the second calendar quarter of 2008.

As of May 31, 2008, we have spent a total of $1,700,000 on the Pine Tree-Reno Creek Property. This total includes a cash advance of $409,000 and will cover our expected exploration costs through June 30, 2008. Expenditures beyond June 30, 2008 are subject to a budget approval process.

Current State of Exploration

We have not yet begun our exploration program on the Pine Tree-Reno Creek Property. We have not determined whether any of the known uranium deposits on the Pine Tree-Reno Creek Property will be economically exploitable or whether additional uranium will be found.

American Uranium Proposed Program of Exploration

Our plan of operations over the next 12 months involves carrying out the terms of the joint venture agreement with Strathmore Resources (US) Ltd. We intend to acquire, integrate and analyze existing drill data for the joint venture property and add fill-in properties to the joint venture lands in order to increase our resource base.

The Company implemented a program of exploration in May 2008. The program involves data analysis, environmental studies and permitting work.

Planned work for 2008 includes:

  Obtain permit to drill hydrologic test wells from Wyoming’s State Engineer’s Office and State Department of Environmental Quality, Land Quality Division;

  Begin environmental and related work need for State and Federal permits/licenses; and,

  Acquire additional property.

Under the terms of the agreement with Strathmore Resources (US) Ltd., we have issued 6,000,000 shares of common stock to Strathmore, as the first part of our obligations under the agreement.

Under the terms of the agreement with Strathmore Resources (US) Ltd., we have agreed to reimburse Strathmore 100% of its expenditures incurred for the property, up to a maximum of $300,000, plus any funds spent by Strathmore to acquire additional uranium leases, which will then form part of the property; and, incur a total of $33,000,000 in expenditures on the property over a six year period, of which $1,500,000 must be incurred in the first year.

The agreement provides that we will earn a 22.5% interest in the Pine Tree-Reno Creek Property if we incur $12,375,000 of the required $33,000,000 expenditures. The remaining 37.5% interest will be earned upon incurring the balance of $20,625,000 in required expenditures. Strathmore will be the operator until the Company earns the 60% interest in the property.

Over the next 12 months we intend to continue to integrate and analyze existing drill data Geologic Data related to our Reno Creek prospect that we acquired on October 10, 2007 through a Purchase Agreement with Power Resources, Inc. in exchange for consideration of $950,000.

Even if we complete all of the steps under the agreement and we are successful in finding economically recoverable uranium, we may not be able to pay our expenses or achieve profitable operations.

Holding costs of the unpatented lode mining claims include a claim maintenance fee of $125.00 per claim payable to the U.S. Department of Interior’s Bureau of Land Management on or before September 1 of each calendar year and those for recording an affidavit and Notice of Intent to hold with the Office of the Clerk, Campbell County Wyoming. County filing fees for documents is $8.00 for the first page and $3.00 per page thereafter, with up to 10 sections of land noted per document. The above Bureau of Land Management maintenance fees will be due again before September 1, 2008, and each year thereafter, the affidavit and Notice of Intent fees will be due again before December 31, 2008, and each year thereafter.

Property in British Columbia, Canada

We also hold a 100% interest in one, 24-unit mineral claim in the Nanaimo Mining Division, British Columbia, Canada. The claims are registered in the name of our former President, who has executed a trust agreement whereby he agrees to hold the claims in trust on our behalf. Management has determined that this property is not material to us and we will not conduct an exploration program on this property in the foreseeable future.

Compliance with Government Regulation

We will secure all necessary permits for exploration and, if development is warranted on the Pine Tree-Reno Creek Property, we will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. If we ever abandon the Pine Tree-Reno Creek Property, we plan to seal or fill in all holes and pits that we have created. It is difficult to estimate the cost of compliance with environmental laws since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

DESCRIPTION OF PROPERTY

Our executive and head office is located at 600 17th Street, Suite 2800 South Tower, Denver, CO. We have an agreement for the use of this property, which is attached as an exhibit to the registration statement of which this prospectus forms a part. Pursuant to the agreement, we pay a minimum of US$180.00 per month for the provision of the office and related services. We do feel that the arrangement will be suitable for the next twelve months.

The description of our mineral claims is under the section entitled “Description of Business.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this prospectus and registration statement.

Our audited and interim financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

We are an exploration stage company. We have commenced very limited operations and we currently have no business revenue. Our assets consist of cash and cash equivalents, prepaid expenses, nominal equipment and mineral property interests. There can be no assurance that we will generate revenues in the future or that we will be able to operate profitably in the future, if at all. We have incurred net losses in each fiscal year since inception of our operations. Our company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

Current Status of Exploration Projects

American Uranium Corporation has announced an exploration program at its cornerstone Reno Creek deposit in Wyoming. Analysis of historical data (including 1,100 drill hole logs) acquired from Power Resources Inc. convinced American that no more exploration drilling will be needed at the Reno Creek deposit. We anticipate moving this property toward future operation as expeditiously as is feasible given the time required of the permitting process.

Anticipated Cash Requirements

We estimate that our total expenditures over the next 12 months will be approximately $3,596,000. Our plan of operations for the next 12 months is to complete the following objectives:

Consulting fees	$80,000
General and administrative	200,000
Investor relations	124,000
Legal and audit	72,000
Management fees	280,000
Mineral property exploration costs	2,113,000
Shareholder Penalty	762,000
Interest income	(35,000)
TOTAL	$3,596,000

Our estimated mineral property exploration costs are comprised of the following:

Our Pinetree-Reno Creek estimated mineral property exploration costs are $2,113,000

  Claim maintenance: $100,000

  Travel expenses: $20,000

  Acquisition and maintenance of new mineral exploration claims: $1,098,000

  Data acquisition: $70,000

  Assignment of permits: $25,000

  Environmental/Permitting: $560,000

  Geological: $240,000

At May 31, 2008 we had cash resources of approximately $3,399,593. We believe that we will require additional funds to implement our growth strategy in exploration operations over the next 12 months ending May 31, 2009. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. If we need and are unable to obtain additional financing, we could be forced to scale down or cease operations and investors could lose their entire investment in our common stock. We may continue to be unprofitable Critical Accounting Policies

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As at February 28, 2007, our company has accumulated losses of $59,785 since inception. As at February 28, 2008, our company had accumulated losses of $ 2,955,958 since inception. As of May 31, 2008, our company has accumulated losses of $3,710,135 since inception. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. To mitigate this risk, management plans to obtain additional equity financing if possible, or to curtail operations, thereby conserving cash resources.

Although we estimate that we have sufficient funds for planned operations until February 28, 2009, we may be required to raise additional funds for operations before or soon after that date if our estimate for expenses is not sufficient. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should our company be unable to continue as a going concern.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Exploration Stage Activities

We have been in the exploration stage since our formation and have not yet realized any revenues from our planned operations. We are an exploration stage company as defined in the SEC Industry Guide No. 7.

Liquidity And Capital Resources

Our financial condition for the period ended May 31, 2008, the year ended February 29, 2008 and February 28, 2007 and the changes between those periods for the respective items are summarized as follows:

Working Capital

Working Capital	May 31, 2008	February 29, 2008	February 28, 2007
Current Assets	$3,580,491	$4,379,596	$27,128
Current Liabilities	886,085	1,055,860	16,683
Working Capital	$2,694,406	$3,323,736	$10,445

As of May 31, 2008, we had cash of $3,399,593 and working capital of $2,694,406, compared to cash of $4,104,596 and working capital of $3,323,736 as of February 29, 2008 and $10,445 as of February 28, 2007.

The increase in our working capital from $10,445 as at February 28, 2007 to $3,323,736 as at February 29, 2008 was primarily due to the money we received from the sale of shares in private placements during that period. At February 29, 2008, we had $4,104,596, which was remaining from the $6,062,926 in proceeds that we received from private placements in August 2007 and January 2008.

The decrease in our working capital from $3,323,736 as at February 29, 2008 to $2,694,406 as at May 31, 2008 was primarily due to $61,875 payment of finder fees accrued from last year, payment of $54,816 in legal fees, $311,773 in mineral exploration expenditures, $109,945 in investor relation, and $61,238 in management fee.

Our current liabilities as of February 29, 2008 totaled $1,055,860 and were comprised of $897,278 that we owed in accounts payable and accrued liabilities and $158,582 due to Strathmore Resources (US) Ltd. pursuant to our option agreement with that company. The accrued liabilities include financing penalty of $ 761,565, $61,875 finder fee and $35,000 accounting fee. The finder fee was paid out for the period ending May 31, 2008.

Our current liabilities as of May 31, 2008 totaled $886,085 and were comprised of $886,085 that we owed in accounts payable and accrued liabilities. The accrued liabilities include a financing penalty of $761,565, $60,000 accounting fee, and $30,000 legal fee.

Cash Flows

	Year Ended

	February 29	February 28
	2008	2007
Cash flows used in operating activities	$(1,674,466)	$(25,821)
Cash flows used in investing activities	(310,992)	-
Cash flows provided by financing activities	6,062,926	52,930
Net increase (decrease) in cash during period	$4,077,468	$27,109

Cash Flows	Three months Ended
	31-May
	2008	2007
Cash flow from operating activities	$(705,003)	$(14,977)
Cash flow used in investing activities	-	(10,992)
Cash provided by financing activities	-	150,000
Net increase (decrease) in cash	$(705,003)	$124,031

Cash Used In Operating Activities

During the year ended February 28, 2007 we spent $25,821 in our operating activities, $7,000 of this was spent to acquire a mineral property in Nanaimo B.C. Subsequently, we have determined that this property is not material to us and we will not conduct an exploration program on this property in the foreseeable future. The remaining $18,821 was spent as follows: $6,000 on Management fees, $5,295 was spent on general and administrative fees and $18,169 was spent on legal and audit fees.

During the year ended February 29, 2008 we used net cash in operating activities in the amount of $1,674,466 compared to $25,821 that we used in the year ended February 29, 2007. The cash used in the year ended February 29, 2008 by our operating activities is primarily represented by mineral property expenditures of $1,204,528 on the Reno Creek property pursuant to our option agreement with Strathmore. The $1,204,528 includes $950,000 that we spent to purchase drill data pursuant to our agreement with Power Resources, Inc., dated October 10, 2007, which is filed as an exhibit to this registration statement.

The significant difference between Cash Flows for the year ended Feb 29, 2008 and those of the year ended Feb 28, 2007 were that we increased our operations. We raised more than $6 million in a private placement to advance exploration activities at the Pinetree-Reno Creek Project, resulting in $1,204,528 of mineral property expenditures in the year ended Feb 29, 2008. Our costs of share issuance for the year ended Feb 29, 2008 were $283,444. Our activities greatly increased the amount of cash that we acquired and used in order to carry out the operations of our business.

During the three months ended May 31, 2008 we used net cash in operating activities in the amount of $705,003. The cash used in quarter ended May 31, 2008 by our operating activities is primarily represented by mineral property expenditures, administrative expenses and investor relations net of interest income comprise the balance. For the prior year the cash used in operating activities is represented solely by administrative expenses.

Cash Flows Used in Investing Activities

During the year ended February 29, 2008 we used $310,992 in investing activities. This was comprised of invested in mineral rights in the Pinetree-Reno Creek Project, the cash payment amounting to $300,000 and we purchased equipment totaling $10,992.

There are no investing activities for the period ended May 31, 2008.

Cash Flows Provided by Financing Activities

Our Cash Flows provided by financing activities was $6,062,926 during the year ended February 29, 2008. We received $6,346,370 in gross proceeds from private placement issuances of shares of our common stock during that period and spent $283,444 on the costs of the share issuances for those private placements. We sold 8,720,125 units of our common stock during this period in order to fund and expand our operations. Each Unit was sold at a price of $0.57 per unit and consisted of one common share and one half common share purchase warrant, two half common share purchase warrants are exercisable into one additional common share at a price of US $1.25 per whole share until the expiry date, which is two years after the purchase of the unit.

During the year ended February 28, 2007, our Cash Flows provided by financing activities was $52,930, also because of proceeds received from private placements.

There are no financing activities for the period ended May 31, 2008.

Results of Operations

The following summary of our results of operations should be read in conjunction with our audited financial statements for the year ended February 29, 2008 which are included herein.

Our operating results for the year ended February 29, 2008, for the period from our inception on March 23, 2005 through to February 29, 2008 and the changes between those periods for the respective items are summarized as follows:

	Year Ended	Year Ended
	February 29,	February 28,
	2008	2007
Consulting fees
Depreciation
Financing costs	761,565	--
General and administrative	42,517	5,295
Investor relations	147,369	--
Legal and audit	$198,231	$18,169
Management fees	573,609	6,000
Mineral property expenditures	1,204,528	7,000
Loss before other income	$(3,002,700)	$(36,464)
Interest income	106,527	--
Net Loss	(2,896,173)	(36,464)

Revenues

We have had no operating revenues since our inception on March 23, 2005 through to the period ended February 29, 2008. We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

General and Administrative

The increase in our general and administrative expenses for the year ended February 29, 2008 was due to costs incurred to manage the administration of our Reno Creek project, including the establishment of a corporate office.

Legal and Audit

The increase in legal and audit fees for the year ended February 29, 2008 was due expanded scope of operations. Our accounting and auditing expenses were incurred in connection with the preparation of our audited financial statements and unaudited interim financial statements. Our legal expenses represent amounts paid to legal counsel in connection with our corporate activities and the preparation or review of our reports and other disclosure filed with the SEC. Legal and audit expenses will be ongoing during fiscal 2008 as we are subject to the reporting obligations of the Securities Exchange Act of 1934.

Financing Costs

The Company agreed to use its best efforts to register the August 2007 and January 2008 private placement common shares for resale by the purchasers within 180 days of issue. The Company also agreed, if the shares had not been registered by that date, to pay as a penalty to each purchaser an amount equal to 2% of the amount invested for each month that the shares remained unregistered, to a maximum of 6 months. At February 29, 2008, the shares had not been registered for resale and, as a consequence, the Company has accrued in accounts payable the full penalty as a financing cost in the amount of $761,565.

Management Fees

Management fees for the year ended February 29, 2008 include fees paid to the Company’s new president and chief financial officer and stock-based compensation of $414,184. Management fees for the year ended February 28, 2007 represent services donated by the Company’s former president.

Our current President has been paid a salary of $15,000 per month beginning with the month of June 2007. Since his appointment in September 2007, our CFO has been paid at the rate of $3,000-5,000 per month (depending on work load) for his part time services to the Company.

Mineral Property Exploration Costs

During the year ended February 29, 2008 we expended $1,204,528 on our Reno Creek project, which we spent as follows:

a. $99,407 was spent on claim maintenance;

b. $699 was spent on camp and field supplies;

c. $86,321 was spent on environmental and permitting;

d. $950,000 was spent on our purchase of drill log data for approximately 1,100 Reno Creek drill holes that was made pursuant to an October 9, 2007 Contract with Power Resources, Inc., which is attached as an exhibit to this registration statement

e. $52,161 was spent on geological and geophysical information and services; and,

f. $15,940 was spent on travel and accommodation.

We believe that these expenses were justified because we are attempting to learn more about the property and prepare to conduct exploration on the program legally and in an environmentally conscientious manner. We believe that the region where our project is found has a good history for uranium mining and we intend to explore for uranium deposits.

Until we have earned our controlling 60% share of the project, all exploration activities will be conducted by the owner and Project Operator Strathmore Minerals. Strathmore is a company with long-demonstrated experience and expertise in uranium exploration.

Strathmore began environmental and permitting monitoring field work in June 2008. Drilling of 18 hydrologic test wells and related activities are planned to begin August-September 2008. This work will provide the data needed to apply for state and federal permits/licenses for possible future mine development and production. We expect the permitting/licensing and project design activities will continue until 2011. These expenditures will be funded by currently available cash and new money expected to be raised by American Uranium later in 2008. We do not have a phased exploration program planned at the moment.

During the year ended February 28, 2007 we expended $7,000 on exploration on our mineral property to acquire a mineral property in Nanaimo B.C. The mineral property was subsequently written off. Management has determined that this property is not material to us and we will not conduct an exploration program on this property in the foreseeable future.

The following summary of our results of operations should be read in conjunction with our audited financial statements for the three months ended May 31, 2008 which are included herein.

In the table below shows our operating results for the three months ended May 31, 2008 and our operating results for the three months ended May 31, 2008.

	Three Months Ended
	31-May
	2008	2007
Consulting fees	$43,628	$-
Depreciation	517	270
Financing costs	-	-
General and administrative	45,902	2,357
Investor relations	109,945	-
Legal and audit	100,141	32,925
Management fees	161,238	1,500
Mineral property expenditures	311,773	-
Interest income	(18,967)	-

Net loss	$754,177	$37,052

Revenues

We have had no operating revenues since our inception on March 23, 2005 through to the period ended May 31, 2008. We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

General and Administrative

The increase in our general and administrative expenses for the three months ended May 31, 2008 was due to the increase in travel and entertainment cost.

Legal and Audit

The increase in legal and audit fees for the three months ended May 31, 2008 was due expanded scope of operations. Our accounting and auditing expenses were incurred in connection with the preparation of our audited financial statements and unaudited interim financial statements. Our legal expenses represent amounts paid to legal counsel in connection with our corporate activities and the preparation or review of our reports and other disclosure filed with the SEC. Legal and audit expenses will be ongoing during fiscal 2008 as we are subject to the reporting obligations of the Securities Exchange Act of 1934.

Management Fees

Management fees for the three months ended May 31, 2008 include fees paid to the Company’s president and chief financial officer and stock-based compensation of $124,330. Management fees for the three months ended May 31, 2007 represent services donated by the Company’s former president.

Mineral Property Exploration Costs

During the three months ended May 31, 2008 we expended $311,773 on our Reno Creek project, of which $154,165 was spent to environmental and permitting activities. $108,790 was expended on geological and geophysical. The rest was expended on new data and property acquisition, travel and administrative activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

N/A

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “AUUM”. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock on the OTC Bulletin Board.

Quarter Ended	Bid High	Bid Low
05/31/2006	$0.00	$0.00
08/31/2006	$0.00	$0.00
11/30/2006	$0.00	$0.00
02/28/2007	$0.00	$0.00
05/31/2007	$1.89	$0.00
08/31/2007	$1.70	$1.02
11/30/2007	$1.57	$1.02
02/28/2008	$1.20	$0.75
03/31/2008	$0.85	$0.85
06/30/2008	$0.80	$0.20

(1)	Such over-the-counter market quotations reflect inter- dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.
(2)	Our shares were first quoted on the OTC Bulletin Board on May 21, 2007.

Our common stock is issued in registered form. The name of our transfer agent and registrar of our common stock is Pacific Stock Transfer Company. Their address is 500 E. Warm Springs Road, Suite 240, Las Vegas NV 89119. Their telephone number is (702) 361-3033.

Robert A. Rich, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director owns 5,000,000 common shares of our company. Donald Cooper, a director, owns no shares of our company. As of July 3, 2008, there are one hundred seventy four (174) active shareholders of record of our common stock and zero (o) shareholders of any other class of our stock. The last closing sale price for our common stock, which was on August 1, 2008, as reported on the OTC Bulletin Board, was $0.58

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our articles of incorporation and bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office. Our directors’ and executive officers’ ages, positions held, and dates first appointed, are as follows:

As at the date of this report, our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Robert A. Rich	President, CEO, CFO, Secretary, Treasurer and Director	61	April 19, 2007
Donald K. Cooper	Director	63	February 14, 2008

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their business experience, principal occupations during the period, and the names and principal businesses of the organizations by which they were employed.

Robert A. Rich

From 1988 to the present Dr. Rich has been the President of Rich Associates, Inc. in Orleans, Massachusetts where he provides marketing & sales, contracting procurement, market analysis and company/property evaluation services in the areas of nuclear power and nuclear fuel commodities.

From 1985-1987 Dr. Rich was the Executive Vice President of Edlow International Company in Washington, DC in which he managed the day-to-day business of a company specializing in nuclear transport management, nuclear fuel consulting, information and sales representative services.

From 1976-1984 Dr. Rich was a Uranium Geologist and a Manager in Framingham, Massachusetts for Yankee Atomic Electric Company. During this time he developed and managed uranium exploration projects in northeast US from conception through drilling and data interpretation as well as evaluated numerous US and Canadian exploration/development acquisition or joint venture proposals. He was also responsible for negotiating joint venture agreements, mineral leases and for managing a group responsible for buying uranium, conversion, enrichment and spent fuel disposal services for nuclear power plants and nuclear transportation.

Dr. Rich received a PhD and MA is Geological Sciences from Harvard University in 1975 and 1970 respectively.

Donald K. Cooper

From 2000 until his retirement in late 2007, Donald K. Cooper served as President of Behre Dolbear & Company (USA), Inc., an internationally known and respected mineral industry consulting firm. Since 1996, he has also served as the Global Director of Coal Services for that firm’s parent company, Behre Dolbear & Company, Inc. He is currently a senior associate, a principal and a director of the parent company. Mr. Cooper has no previous public company experience as a director or officer.

From 1977 through 1996, Mr. Cooper served as the senior sales and marketing officer for a group of privately-held eastern U.S. coal mining companies, including Amvest Corporation, Hawk’s Nest Mining, Inc., Winchester Coals, Inc., and Princess Susan Coal Company. In those positions, he had extensive dealings with the region’s major electric power generating utilities. He was also responsible for relationships with international industrial and steel-manufacturing customers.

From 1966 through 1976, Mr. Cooper held various engineering, operating and technical services positions with the Raw Materials Group of United States Steel Corporation and with North American Coal Corporation. During that period, he served on various governmental advisory committees with respect to development and implementation of the Federal Clean Air Act and the Federal Clean Water Act.

Mr. Cooper received a BS in Mineral Preparation Engineering from The Pennsylvania State University in 1966 and did graduate level work at in Mineral Economics at West Virginia University during 1967 and 1968.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or,

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law unless the judgment has subsequently been reversed, suspended, or vacated.

Audit Committee and Audit Committee Financial Expert

We do not have a standing audit committee at the present time. Our board of directors has not yet determined whether we have a board member that qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K or a board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We intend to create an audit committee within the next twelve months and intend to expand the board of directors to include independent members. In the meantime, we believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee at this time because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that, at this time, retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues from operations to date.

Ethics Committee

We do not have an Ethics Committee nor have we adopted a Code of Ethics but we intend to do so in the near future.

Other Committees

We do not have standing nominating or compensation committees, or committees performing similar functions. Our board of directors believe that it is not necessary to have a standing compensation committee at this time because the functions of such committee are adequately performed by our board of directors.

Our board of directors also is of the view that it is appropriate for us not to have a standing nominating committee because our board of directors has performed and will perform adequately the functions of a nominating committee. Our board of directors has not adopted a charter for the nomination committee. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because we believe that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level. There are no specific, minimum qualifications that our board of directors believes must be met by a candidate recommended by our board of directors. The process of identifying and evaluating nominees for director typically begins with our board of directors soliciting professional firms with whom we have an existing business relationship, such as law firms, accounting firms or financial advisory firms, for suitable candidates to serve as directors. It is followed by our board of directors’ review of the candidates’ resumes and interview of candidates. Based on the information gathered, our board of directors then makes a decision on whether to recommend the candidates as nominees for director. We do not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

Committees of the Board

All proceedings of our board of directors for the year ended February 29, 2008 were conducted by resolutions consented to in writing by our directors and filed with the minutes of the proceedings of the board of directors. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors believes that it is not necessary to have such committees, at this time, because they can adequately perform the functions of such committees.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. Our directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Robert A. Rich, at the address appearing on the first page of this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In the following table, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Exchange Act based on information provided to us by our controlling shareholder, executive officers and directors, and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days.

Title of Class	Name and Address of Shareholder and Position, Office or Material Relationship with American Uranium Corp.	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
common	Robert A. Rich, President, CEO, CFO, Secretary, Treasurer and Director 5 Locust Road Orleans MA 02653	5,075,000(3) – sole voting and investment power	10.97%
common	Donald Cooper, Director 95050 Barclay Place - Villa No. 5 Amelia Island, FL 32034 USA	75,000(4) – sole voting and investment power	0.16%
Common Shares	Directors and Officers as a group	5,150,000	11.2%

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)

Based on 46,207,625 shares outstanding as of July 3, 2008 plus the shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, for the persons holding such options or warrants but not counted as outstanding for computing the percentage of any other persons.

(3)	Includes 5,000,000 common shares and 75,000 common share purchase options exercisable within 60 days.
(4)	Includes no common shares and 75,000 common share purchase options.

Change in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Telford Sadovnik P.L.L.C., to audit our financial statements for the year ended February 28, 2007 . Effective October 6, 2007, Telford Sadovnick, P.L.L.C. resigned as our company’s auditors.

During the year ended February 28, 2007 , the period from inception (March 23, 2005) to February 28, 2007, and the interim period, there have been no disagreements with Telford Sadovnik P.L.L.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

Telford Sadovnick stated that they were resigning as our independent auditor due to the fact that they had withdrawn their registration with the Public Company Accountability Oversight Board and are no longer able to audit U.S. issuers.

Telford Sadovnick’s reports on the financial statements of our Company for the year ended February 28, 2007 and the period from inception (March 23, 2005) to February 28, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of our company’s ability to continue as a going concern.

During this period and the subsequent interim periods through August 31, 2007, there were no disagreements with Telford Sadovnick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Telford Sadovnick’s satisfaction would have caused Telford Sadovnick to make reference to the subject matter of the disagreement in connection with their report for the financial statements for the past year.

On January 7, 2008, our board of directors appointed Davidson & Company LLP, Chartered Accountants as our company’s new independent registered public accounting firm following the resignation of Telford Sadovnick .. Prior to Davidson & Company LLP’s appointment as our independent accountants, our company did not consult Davidson & Company LLP on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. Prior to Davidson & Company LLP’s appointment as our independent accountants, no written report or oral advice was provided to us that Davidson & Company LLP concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue. Prior to Davidson & Company LLP’s appointment as our independent accountants, there was no matter that was either the subject of a disagreement or a reportable event as described in Regulation S-K, Item 304, paragraph (a)(1)(v).

Davidson & Company LLP, Chartered Accountants’ reports on the financial statements of our Company for the year ended February 29, 2008 and the period from inception (March 23, 2005) to February 29, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of our company’s ability to continue as a going concern.

During this period and the subsequent interim periods through August 31, 2007, there were no disagreements with Telford Davidson & Company LLP, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Davidson & Company LLP, Chartered Accountants’ satisfaction would have caused Davidson & Company LLP, Chartered Accountants to make reference to the subject matter of the disagreement in connection with their report for the financial statements for the past year.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the twelve months ending July 30, 2009.

Employees

We currently have one full-time employee: Our full-time employee is our president, acting chief financial officer, treasurer, secretary and a director. We have entered into a consulting agreement with a part-time employee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We do not expect any material changes in the number of employees over the next twelve month period. We do and will continue to outsource contract employment as needed.

Future Operations

Presently, our revenues are not sufficient to meet operating and capital expenses and we have incurred operating losses since inception, which are likely to continue for the foreseeable future. We anticipate that we will have negative cash flows during the year ended February 29, 2009 . Management anticipates the need to raise additional capital to fund operations over the next twelve months. We intend to raise the capital required to satisfy our needs primarily through the sale of our equity securities or debt. We will attempt to minimize costs until more cash is available through financing or operating activities.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual financial statements for the year ended February 29, 2008 our independent registered public accounting firm included an explanatory paragraph regarding concerns about our ability to continue as a going concern in their audit report.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, discovering uranium resources on our properties and, finally, achieving a profitable level of operations either through exploiting deposits of uranium resources that we find or by selling the rights to do so to others.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We plan to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be forced to scale down or perhaps even cease the operation of our business.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our significant accounting policies are summarized in Note 2 to our financial statements. The following describes our critical accounting policies and estimates:

Use of Estimates

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates.These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Going Concern Basis

The audited financial statements and unaudited interim consolidated financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

New accounting pronouncements

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” Among other requirements, SFAS 157 defines fair value and establishes a framework for measuring fair value and also expands disclosure about the use of fair value to measure assets and liabilities. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We adopted the guidance effective March 1, 2008, without any material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” including an amendment of FASB Statement No. 115. This pronouncement permits entities to choose to measure eligible financial instruments at fair value as of specified dates. Such election, which may be applied on an instrument by instrument basis, is typically irrevocable once elected. SFAS 159 is effective for fiscal years beginning November 15, 2007, and early application is allowed under certain circumstances. We adopted the guidance effective March 1, 2008, without any material impact on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” which changes how business acquisitions are accounted. SFAS 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed in a business combination. Certain provisions of this standard will, among other things, impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent considerations); exclude transaction costs from acquisition accounting; and change accounting practices for acquired contingencies, acquisition- related restructuring costs, in-process research and development, indemnification assets and tax benefits. SFAS No. 141R is effective for business combinations and adjustments to an acquired entity’s deferred tax asset and liability balances occurring after December 31, 2008, without any material impact expected on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statement, an amendment of ARB No. 51,” which establishes new standards governing the accounting for and reporting of noncontrolling interests (NCI) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs (previously referred to as minority interests) be treated as a separate component of equity, not as a liability; that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions, rather than as step acquisitions or dilution gains or losses; and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also requires changes to certain presentation and disclosure requirements. SFAS No. 160 is effective beginning January 1, 2009. The provisions of the standard are to be applied to all NCI’s prospectively, except for the presentation and disclosure requirements, which are to be applied retrospectively to all periods presented, without any material impact expected on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133." Constituents have expressed concerns that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide adequate information about how derivative and hedging activities affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The adoption of FASB 161 is not expected to have a material impact on the Company's financial position.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." The current GAAP hierarchy, as set forth in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles, has been criticized because (1) it is directed to the auditor rather than the entity, (2) it is complex, and (3) it ranks FASB Statements of Financial Accounting Concepts. The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result. This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of FASB 162 is not expected to have a material impact on the Company's financial position.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not entered into or participated in any transactions or a series of similar transactions, wherein the amount involved exceeded $120,000 or one percent of our total assets at year end for the last three completed fiscal years, in which any of our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, family members of these persons or any related person of our company had a direct or indirect material interest.

None

Our board of directors and executive officers are our promoters.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of our executive officers during the period ending May 31, 2008 , the fiscal years ended February 29, 2008 and February 28, 2007 and 2006. No other officers or directors received annual compensation in excess of $100,000 during the last three fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert A. Rich(1)	2008 2007 2006	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	248,335 Nil Nil	Nil Nil Nil	Nil Nil Nil	125,000 Nil Nil	373,335 Nil Nil
Hamish Malkin (2)	2008 2007 2006	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	498,949 Nil Nil	Nil Nil Nil	Nil Nil Nil	20,500 Nil Nil	519,449 Nil Nil
Devinder Randhawa(3)	2008 2007 2006	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	299,646 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	299,646 Nil Nil
Donald Cooper(4)	2008 2007 2006	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	210,813 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	210,813 Nil Nil
Mir Huculak(5)	2008 2007 2006	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil 6,000 5,500	Nil $6,000 $5,500

(1)

Robert A. Rich was appointed as our President, CEO, Secretary, Treasurer and a director on April 19, 2007. He resigned as Treasurer on September 15, 2007. He was appointed as our CFO and Treasurer on June 27, 2008.

(2)	Hamish Malkin was appointed as our Chief Financial Officer, Treasurer and a director on September 15, 2007 and resigned from all positions as director or officer on June 27, 2008.
(3)	Devinder Randhawa was appointed as a director on September 20, 2007 and resigned on February 12, 2008.
(4)	Donald Cooper was appointed as a director on February 14, 2008.
(5)

Mir Huculak was appointed as our president, principal executive officer, principal financial officer, secretary, treasurer and a director on March 23, 2005, he resigned as our President on April 19, 2007 and as principal executive officer, principal financial officer, secretary, treasurer and a director on May 29, 2007.

(o) Smaller reporting companies—Narrative disclosure to summary compensation table. Provide a narrative description of any material factors necessary to an understanding of the information disclosed in the Table required by paragraph (n) of this Item. Examples of such factors may include, in given cases, among other things:

(1) The material terms of each named executive officer's employment agreement or arrangement, whether written or unwritten;

(2) If at any time during the last fiscal year, any outstanding option or other equity-based award was repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined), a description of each such repricing or other material modification;

(3) The waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts reported in column (g) to the Summary Compensation Table required by paragraph (n) of this Item, stating whether the waiver or modification applied to one or more specified named executive officers or to all compensation subject to the target, goal or condition;

(4) The material terms of each grant, including but not limited to the date of exercisability, any conditions to exercisability, any tandem feature, any reload feature, any tax-reimbursement feature, and any provision that could cause the exercise price to be lowered;

(5) The material terms of any non-equity incentive plan award made to a named executive officer during the last completed fiscal year, including a general description of the formula or criteria to be applied in determining the amounts payable and vesting schedule;

(6) The method of calculating earnings on nonqualified deferred compensation plans including nonqualified defined contribution plans; and

(7) An identification to the extent material of any item included under All Other Compensation (column (i)) in the Summary Compensation Table. Identification of an item shall not be considered material if it does not exceed the greater of $25,000 or 10% of all items included in the specified category in question set forth in paragraph (n)(2)(ix) of this Item. All items of compensation are required to be included in the Summary Compensation Table without regard to whether such items are required to be identified.

Instruction to Item 402(o). The disclosure required by paragraph (o)(2) of this Item would not apply to any repricing that occurs through a pre-existing formula or mechanism in the plan or award that results in the periodic adjustment of the option or SAR exercise or base price, an antidilution provision in a plan or award, or a recapitalization or similar transaction equally affecting all holders of the class of securities underlying the options or SARs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Options Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert A. Rich(1)	75,000	225,000	Nil	1.00	January 15, 2013	Nil	n/a	Nil	n/a
Hamish Malkin (2)	125,000	375,000	Nil	1.20	Sept 15, 2012	Nil	n/a	Nil	n/a
Donald Cooper(3)	75,000	225,000	Nil	0.85	Feb 14 , 2013	Nil	n/a	Nil	n/a
Devinder Randhawa (4)	75,000	225,000	Nil	1.20	Sept 20, 2012	Nil	n/a	Nil	n/a
Mir Huculak(5)	Nil	Nil	Nil	n/a	n/a	Nil	n/a	Nil	n/a

(1)

Robert A. Rich was appointed as our President, Secretary, Treasurer and a director on April 19, 2007. He resigned as Treasurer on September 15, 2007. He was appointed as our CFO and Treasurer on June 27, 2008.

(2)	Hamish Malkin was appointed as our Chief Financial Officer, Treasurer and a director on September 15, 2007 and resigned from all positions as director or officer on June 27, 2008.
(3)	Donald Cooper was appointed as a director on February 14, 2008.
(4)	Devinder Randhawa was appointed as a director on September 20, 2007 and resigned on February 12, 2008.
(5)

Mir Huculak was appointed as our president, principal executive officer, principal financial officer, secretary, treasurer and a director on March 23, 2005, he resigned as our President on April 19, 2007 and as principal executive officer, principal financial officer, secretary, treasurer and a director on May 29, 2007.

(p) Smaller reporting companies—Outstanding equity awards at fiscal year-end table. (1) Provide the information specified in paragraph (p)(2) of this Item, concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of the end of the smaller reporting company's last completed fiscal year in the following tabular format:

(q) Smaller reporting companies—Additional narrative disclosure. Provide a narrative description of the following to the extent material:

(1) The material terms of each plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

(2) The material terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of the smaller reporting company or a change in the named executive officer's responsibilities following a change in control, with respect to each named executive officer.

Compensation of Directors

Our board of directors has received no compensation to date and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as described below, we have not entered into an employment agreement or consulting agreement with our board of directors and executive officer:

Dated effective September 15, 2007, we had a consulting agreement with Hamish Malkin, who was then our Chief Financial Officer and Treasurer and member of our board of directors. On June 27, 2008. Mr. Malkin resigned from all positions as a director and officer with our company. The stock option agreement that we had with Mr. Malkin, and the related stock options, terminated on June 27, 2008 because of the resignation.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Robert A. Rich[1]	$15,000 per month	Nil	$300,000	Nil	Nil	Nil
Donald K. Cooper[2]	Nil	Nil	$255,000	Nil	Nil	Nil

(1)

Robert A. Rich was appointed as our President, Secretary, Treasurer and a director on April 19, 2007. He resigned as Treasurer on September 15, 2007. He was appointed as our CFO and Treasurer on June 27, 2008.

(3)	Donald Cooper was appointed as a director on February 14, 2008.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

REPORTS TO SHAREHOLDERS AND WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that Registration Statement, does not contain all information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. You may review a copy of the Registration Statement at the SEC’s public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Following such time, our Securities and Exchange Commission filings will be available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference rooms.

No finder, dealer, sales-person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)

FINANCIAL STATEMENTS
(Expressed in United States dollars)

February 29, 2008

DAVIDSON & COMPANY LLP		A Partnership of Incorporated Professionals
Chartered Accountants

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders of
American Uranium Corporation
(An Exploration Stage Company)

We have audited the accompanying balance sheet of American Uranium Corporation (An Exploration Stage Company, formerly known as Alpine Resources Corporation) as at February 29, 2008 and the related statements of operations, stockholders' equity and cash flows for the year then ended We have also audited the statements of operations, stockholders’ equity and cash flows for the period from inception (March 23, 2005) to February 29, 2008, except that we did not audit these financial statements for the period from inception (March 23, 2005) through February 28, 2007; those statements were audited by other auditors whose report dated April 4, 2007 expressed an unqualified opinion on those statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. Our opinion, insofar as it relates to the amounts for the period from inception (March 23, 2005) through February 28, 2007, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of American Uranium Corporation as at February 29, 2008 and the results of its operations and its cash flows for the year then ended and for the period from inception (March 23, 2005) to February 29, 2008 in conformity with generally accepted accounting principles in the United States of America.

As described in Note 8 to the financial statements, the Company adopted Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”, on March 1, 2007

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is an exploration stage company, has no established sources of revenue and is dependant on its ability to raise capital from stockholders or other sources to sustain operations.. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DAVIDSON & COMPANY LLP”
Vancouver, Canada	Chartered Accountants
June 20, 2008

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
American Uranium Corporation
(formerly Alpine Resources Corporation)
(An Exploration Stage Company)

We have audited the accompanying balance sheet of American Uranium Corporation (formerly Alpine Resources Corporation) (the “Company”) (an Exploration Stage Company) as of February 28, 2007, the related statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended, and for the period from inception on March 23, 2005 to February 28, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of American Uranium Corporation (formerly Alpine Resources Corporation) (an Exploration Stage Company) as at February 28, 2007, the results of its operations and its cash flows for the year then ended, and for the period from inception on March 23, 2005 to February 28, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TELFORD SADOVNICK, P.L.L.C.

TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
April 4, 2007

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
BALANCE SHEETS
(Expressed in United States Dollars)

	February 29,	February 28,
	2008	2007

ASSETS

Current
Cash and cash equivalents	$4,104,596	$27,128
Prepaid expenses (Note 3)	275,000	-
Total current assets	4,379,596	27,128

Equipment (Note 4)	8,960	-

Mineral property interests (Note 5)	8,160,000	-

Total assets	$12,548,556	$27,128

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities (Note 6)	$897,278	$1,500
Due to related party (Note 7)	-	15,183
Due to Strathmore Resources (US) Ltd. (Note 5)	158,582	-
	1,055,860	16,683
Commitments (Note 11)

Stockholders' Equity

Common stock, 5,000,000,000 shares authorized with a par value	462	2,765
of $0.00001 (issued: February 29, 2008 - 46,207,625;
February 28, 2007 - 276,487,500)
Additional paid-in capital	14,426,442	50,215
Donated capital (Note 7)	21,750	17,250
Deficit accumulated during exploration stage	(2,955,958)	(59,785)

Total stockholders' equity	11,492,696	10,445

Total liabilities and stockholders' equity	$12,548,556	$27,128

Nature and continuance of operations (Note 1)
Subsequent events (Note 12)

The accompanying notes are an integral part of these financial statements.

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)

			Inception
			(March 23,
	Year Ended	Year Ended	2005) to
	February 29,	February 28,	February 29,
	2008	2007	2008

Expenses

Consulting fees (Note 6)	$72,849	$-	$72,849
Depreciation	2,032	-	2,032
Financing costs (Note 6)	761,565	-	761,565
General and administrative	42,517	5,295	50,883
Investor relations	147,369	-	147,369
Legal and audit	198,231	18,169	229,400
Management fees (Notes 6 and 7)	573,609	6,000	585,109
Mineral property expenditures (Note 5)	1,204,528	7,000	1,213,278

Loss before other item	(3,002,700)	(36,464)	(3,062,485)
Interest income	106,527	-	106,527

Net Loss	$(2,896,173)	$(36,464)	$(2,955,958)

Basic and diluted loss per share	$(0.03)	$(0.00)

Weighted average number
of shares outstanding	100,404,282	258,090,727

The accompanying notes are an integral part of these financial statements.

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
(Expressed in United States Dollars)

					Deficit
					Accumulated
					During the	Total
	Number of		Additional	Donated	Exploration	Stockholders'
	common shares	Par Value	Paid-in Capital	Capital	Stage	Equity

Balance, March 23, 2005		$-	$-	$-	$-	$-
(date of inception)
Shares issued:
Initial capitalization	250,000,000	2,500	(2,450)	-	-	50
Donated services	-	-	-	8,250	-	8,250
Net loss for the period	-	-	-	-	(23,321)	(23,321)

Balance, February 28, 2006	250,000,000	2,500	(2,450)	8,250	(23,321)	(15,021)
Shares issued:
Private placement	26,487,500	265	52,665	-	-	52,930
Donated services	-	-	-	9,000	-	9,000
Net loss for the year	-	-	-		(36,464)	(36,464)

Balance, February 28, 2007	276,487,500	2,765	50,215	17,250	(59,785)	10,445
Shares issued:
Private placements	8,461,829	85	6,346,285	-	-	6,346,370
For purchase of mineral rights	6,000,000	60	7,859,940	-	-	7,860,000
Common stock subscribed						-
Shares returned to treasury	(245,000,000)	(2,450)	2,450	-	-	-
Share issue costs	-	-	(283,444)	-	-	(283,444)
Finders' fee	258,296	2	(2)	-	-	-
Donated services	-	-	-	4,500	-	4,500
Stock-based compensation	-	-	450,998	-	-	450,998
Net loss for the year	-	-	-	-	(2,896,173)	(2,896,173)
Balance, February 29, 2008	46,207,625	$462	$14,426,442	$21,750	$(2,955,958)	$11,492,696

On April 10, 2007, the Company effected a 50:1 forward stock split of the authorized, issued and outstanding common stock (Note 6). All share and per share amounts have been retroactively adjusted for all periods presented.

The accompanying notes are an integral part of these financial statements.

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in United States Dollars)

			Inception
			(March 23,
	Year Ended	Year Ended	2005) to
	February 29,	February 28,	February 29,
	2008	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,896,173)	$(36,464)	$(2,955,958)
Items not affecting cash:
Depreciation	2,032	-	2,032
Donated rent and services	4,500	9,000	21,750
Stock-based compensation	450,998	-	450,998
Changes in assets and liabilities:
Prepaid expenses	(275,000)	-	(275,000)
Due to Strathmore Resources (US) Ltd.	158,582	-	158,582
Due to related party	(15,183)	3,143	-
Accounts payable and accrued liabilities	895,778	(1,500)	897,278
Net cash used in operating activities	(1,674,466)	(25,821)	(1,700,318)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of capital stock	6,346,370	52,930	6,399,350
Cost of share issuance	(283,444)	-	(283,444)
Net cash provided by financing activities	6,062,926	52,930	6,115,906

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of mineral rights	(300,000)	-	(300,000)
Purchase of equipment	(10,992)	-	(10,992)
Net cash used in investing activities	(310,992)	-	(310,992)

Change in cash and cash equivalents
during the period	4,077,468	27,109	4,104,596

Cash and cash equivalents, beginning of period	27,128	19	-

Cash and cash equivalents, end of period	$4,104,596	$27,128	$4,104,596

Cash paid for interest during the period	$-	$-

Cash paid for income taxes during the period	$-	$-

Supplemental disclosure with respect to cash flows (Note 10)

The accompanying notes are an integral part of these financial statements.

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

American Uranium Corporation (the “Company”) was incorporated in the State of Nevada on March 23, 2005 under the name Alpine Resources Corporation. On April 10, 2007, the Company changed its name to “American Uranium Corporation” by merging with its wholly owned subsidiary named “American Uranium Corporation”, a Nevada Corporation formed specifically for that purpose. On April 10, 2007, the Company effected a 50:1 forward stock split of the authorized, issued and outstanding common stock. As a result, the authorized share capital increased from 100,000,000 shares of common stock to 5,000,000,000 shares of common stock with no change in par value. The issued and outstanding share capital increased from 5,529,750 shares of common stock to 276,487,500 shares of common stock. All share and per share amounts have been retroactively adjusted for all periods presented.

The Company is an Exploration Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Statement No.7 and Securities and Exchange Commission (“SEC”) Industry Guide 7. The Company’s principal business is the acquisition and exploration of mineral property interests in the United States. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As at February 29, 2008, the Company has not generated revenues and has accumulated losses of $2,955,958 since inception. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. To mitigate this risk, management plans to obtain additional equity financing if possible, or to curtail operations, thereby conserving cash resources.

2.	SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America.

Use of estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances, asset impairment, stock- based compensation and loss contingencies. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. Cash and cash equivalents consist entirely of cash on deposit with high quality major financial institutions.

Equipment

Equipment, consisting of office and computer equipment, is recorded at cost less accumulated depreciation. Depreciation is recorded on a declining balance basis at rates ranging from 20% to 30% per annum.

Mineral property interests

The Company follows a policy of expensing exploration expenditures until a production decision is made in respect of the project and the Company is reasonably assured that it will receive regulatory approval to permit mining operations, which may include the receipt of a legally binding project approval certificate. Such expenditures include exploration and administration expenditures. Mineral property acquisition costs are capitalized when incurred and are classified as tangible assets and are evaluated for impairment and written down as required.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.

Asset retirement obligation

The Company records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets in accordance with Statements of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations". The initial recognition of any liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. To date, the Company has not incurred any asset retirement obligations.

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

Long-lived assets are continually reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Stock-based compensation

Effective March 1, 2007, the Company adopted SFAS No. 123(revised), “Share-Based Payment” (“SFAS 123(R)”) utilizing the modified prospective approach. The Company records stock-based compensation in accordance with SFAS No. 123R “Accounting for Stock-based Compensation” (“SFAS 123R”), and applies the recommendations of this standard using the modified prospective method. Under this application, the Company is required to record compensation expense, based on the fair value of the awards, for all awards granted after the date of the adoption and for the unvested portion of previously granted awards that remain outstanding as at the date of adoption. Prior to the adoption of SAFS 123R, the Company did not issue any compensation awards.

Income taxes

The Company follows the asset and liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this method, deferred income taxes are recognized for the deferred income tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective income tax bases (temporary differences). Deferred income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is included in income in the period in which the change occurs.

The amount of future income tax assets recognized is limited to the amount that is more likely than not to be realized.

In June 2006, the FASB issued Interpretation No.48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109” (“FIN 48”). This interpretation clarifies the recognition threshold and measurement of a tax position taken or expected to be taken on a tax return, and requires expanded disclosure with respect to the uncertainty in income taxes. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transition. The Company adopted the provisions of FIN 48 on March 1, 2007 (Note 8).

Foreign currency transactions

The functional currency of the Company is the United States dollar. Accordingly, monetary assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the balance sheet date while non-monetary assets and liabilities denominated in a foreign currency are translated at historical rates. Revenue and expense items denominated in a foreign currency are translated at exchange rates prevailing when such items are recognized in the statement of operations. Exchange gains or losses arising on translation of foreign currency items are included in the statement of operations.

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive loss

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for the reporting of comprehensive loss and its components in the financial statements. As at February 29, 2008 and February 28, 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Financial Instruments

Financial instruments which include cash, accrued liabilities and due to Strathmore Resources (US) Ltd. were estimated to approximate their carrying values due to the immediate short-term maturity of these financial instruments. Some of the Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign currency exchange rates and the degree of volatility of those rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Net loss per share

Basic net loss per share is computed by dividing the net loss for the period attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock. Diluted net loss per share is not presented separately from basic net loss per share as the conversion of outstanding stock options and warrants into common shares would be anti-dilutive. At February 29, 2008, the total number of potentially dilutive shares of common stock excluded from basic net loss per share was 5,630,915 (February 28, 2007 – Nil).

Recent accounting pronouncements

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” Among other requirements, SFAS 157 defines fair value and establishes a framework for measuring fair value and also expands disclosure about the use of fair value to measure assets and liabilities. SFAS 157 is effective for fiscal years beginning after November 15, 2007.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” including an amendment of FASB Statement No. 115. This pronouncement permits entities to choose to measure eligible financial instruments at fair value as of specified dates. Such election, which may be applied on an instrument by instrument basis, is typically irrevocable once elected. SFAS 159 is effective for fiscal years beginning November 15, 2007, and early application is allowed under certain circumstances.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” which changes how business acquisitions are accounted. SFAS 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed in a business combination. Certain provisions of this standard will, among other things, impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent considerations); exclude transaction costs from acquisition accounting; and change accounting practices for acquired contingencies, acquisition- related restructuring costs, in-process research and development, indemnification assets and tax benefits. SFAS No. 141R is effective for business combinations and adjustments to an acquired entity’s deferred tax asset and liability balances occurring after December 31, 2008.

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statement, an amendment of ARB No. 51,” which establishes new standards governing the accounting for and reporting of noncontrolling interests (NCI) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs (previously referred to as minority interests) be treated as a separate component of equity, not as a liability; that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions, rather than as step acquisitions or dilution gains or losses; and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also requires changes to certain presentation and disclosure requirements. SFAS No. 160 is effective beginning January 1, 2009. The provisions of the standard are to be applied to all NCI’s prospectively, except for the presentation and disclosure requirements, which are to be applied retrospectively to all periods presented.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s financial position or results of operations.

3.	PREPAID EXPENSES

At February 29, 2008, the Company advanced $275,000 to an investor relations consultant for services to take place in March and April 2008. The Company subsequently cancelled the contract and received a refund of $200,488 after deduction of costs incurred and services performed subsequent to February 29, 2008.

4.	EQUIPMENT

		February 29,		February 28,
		2008		2007
		Accumulated	Net Book	Net Book
	Cost	Depreciation	Value	Value

Office equipment	$3,153	$379	$2,774	$-
Computer equipment	7,839	1,653	6,186	-
	$10,992	$2,032	$8,960	$-

5.	MINERAL PROPERTY INTERESTS

a)

On March 23, 2005 the Company acquired a 100% interest in certain mineral claims in the Nanaimo Mining Division, British Columbia, Canada, in consideration for $1,750. The claims are registered in the name of former President of the Company, who executed a trust agreement whereby the former President agreed to hold the claims in trust on behalf of the Company. The Company had not determined whether the mineral claim contains mineralized material and consequently wrote off all mineral right acquisition costs to operations in 2006 fiscal period.

b)

Effective August 20, 2007, the Company entered into an option agreement with Strathmore Resources (US) Ltd (“Strathmore”) to earn up to a 60% interest in the Pinetree-Reno Creek uranium properties located in Campbell County, Wyoming. The properties are held by AUC, LLC, wholly-owned by Strathmore, and the Company will effectively earn an interest in the properties by earning an interest in the LLC. To earn its interest, the Company will:

•	Issue 6,000,000 shares of common stock (issued at a value of $7,860,000);

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

5.	MINERAL PROPERTY INTERESTS (continued)

•

Reimburse Strathmore 100% of the expenditures incurred by Strathmore for the property, up to a maximum of $300,000 (paid), plus any funds spent by Strathmore to acquire additional uranium leases (which will then form part of the property); and

•

Contribute a total of $33,000,000 in expenditures on the property over a six year period, of which $1,500,000 must be incurred in the first year, $1,500,000 in the second year, $2,000,000 in the third year , and $28,000,000 before the end of the sixth year.

The Company will have earned a 22.5% interest once $12,375,000 of the required expenditures has been incurred. The remaining 37.5% interest will be earned upon incurring the balance of $20,625,000 in required expenditures. Strathmore is the operator of the property until the Company has earned a 60% interest. As at February 29, 2008, the Company owes Strathmore, as operator, $158,582 towards exploration work on the property.

Subsequent to the agreement with Strathmore, a director of Strathmore became a director of the Company. In January 2008, that director resigned as a director of the Company.

Mineral property interests are summarized as follows:

	February 29,	February 28,
	2008	2007
Pinetree/Reno Creek
Balance, beginning of year	$-	$-
Issuance of 6,000,000 common shares	7,860,000	-
Payment to optionor	300,000	-
Balance, end of year	$8,160,000	$-

Mineral property expenditures are summarized as follows:

			Inception
			(March 23,
	Year Ended	Year Ended	2005) to
	February 29,	February 28,	February 29,
	2008	2007	2008

Pinetree/Reno Creck
Claim maintenance	$99,407	$-	$99,407
Camp and field supplies	699	-	699
Environmental & permitting	86,321		86,321
Geological and geophysical (1)	1,002,161	-	1,002,161
Travel and accommodation	15,940	-	15,940
	1,204,528	-	1,204,528

Other	-	7,000	8,750

	$1,204,528	$7,000	$1,213,278

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

5.	MINERAL PROPERTY INTERESTS (continued)

(1)

In October, 2007, the Company purchased certain drill data for its mineral property interest at Reno Creek. The data for the property was acquired for $950,000 pursuant to a data purchase agreement with Power Resources, Inc.

6.	COMMON STOCK

On April 10, 2007, the Company effected a 50:1 forward stock split of the authorized, issued and outstanding common stock. As a result, the authorized share capital increased from 100,000,000 shares of common stock to 5,000,000,000 shares of common stock with no change in par value. All share and per share amounts have been retroactively adjusted for all periods presented.

Share issuances

On March 23, 2005, the Company issued 250,000,000 founder shares (post split) to the former President of the Company at a price of $0.0000002 per share for cash proceeds of $50.

On September 8, 2006, the Company issued 26,487,500 shares of common stock (post split) at a price of $0.0019983 per share for proceeds of $52,930.

On June 1, 2007, the current President of the Company returned, for no consideration, 245,000,000 post-split shares of common stock to treasury for cancellation.

On August 24, 2007, the Company issued 6,000,000 shares of common stock with a value of $7,860,000 pursuant to an option agreement with Strathmore (Note 5).

In August 2007, the Company completed a private placement consisting of 8,086,829 units at a price of $0.75 per unit for aggregate proceeds of $6,065,125. Each unit consisted of one common share and one-half of one share purchase warrant, One whole warrant is exercisable into one additional common share at a price of US $1.25 per share until August 23, 2009. The Company agreed to issue finders’ fees to various finders regarding all investors at a rate of 7.5%, up to half to be issued in stock and the remainder in cash.

In September 2007, the Company issued 258,296 common shares for finders’ fees with a value of $348,700 of which $2 was credited to common stock and $348,698 was credited to additional paid-in capital. The fair value of $348,700 was also charged to additional paid-in capital as a cost of share issuance. The cash portion of finders’ fees paid amounted to $283,444 and was also charged to additional paid-in capital as a cost of share issuance.

In January 2008, the Company completed a private placement consisting of 375,000 units at a price of $0.75 per unit for aggregate proceeds of $281,250. Each unit consisted of one common share and one-half of one share purchase warrant, One whole warrant is exercisable into one additional common share at a price of $1.25 per share until August 23, 2009. The Company agreed to issue finders’ fees to various finders regarding all investors at a rate of 7.5%, up to half to be issued in stock and the remainder in cash.

The Company agreed to use its best efforts to register the August 2007 and January 2008 private placement common shares for resale by the purchasers within 180 days of issue. The Company also agreed, if the shares had not been registered by that date, to pay as a penalty to each purchaser an amount equal to 2% of the amount invested for each month that the shares remained unregistered, to a maximum of 6 months. At February 29, 2008, the shares had not been registered for resale and, as a consequence, the Company has accrued in accounts payable the full penalty as a financing cost in the amount of $761,565.

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

6.	COMMON STOCK (continued) Share purchase warrants

Share purchase warrant transactions are summarized as follows:

		Weighted
		Average
	Number of	Exercise
	Warrants	Price

Balance at February 28, 2007	-	$-
Issued	4,230,915	1.25
Balance at February 29, 2008	4,230,915	$1.25

At February 29, 2008, the following share purchase warrants were outstanding:

Exercise
Number of Warrants	Price	Expiry Date

4,230,915	$ 1.25	August 23, 2009

Stock options

The Company adopted a Stock Option Plan dated September 15, 2007 under which the Company is authorized to grant stock options to acquire up to a total of 5,000,000 shares of common stock. At February 29, 2008, the Company had 3,525,000 shares of common stock available to be issued under the Plan.

As disclosed in the Summary of Significant Accounting Policies, the Company adopted SFAS No.123R commencing on August 1, 2006. Effective with the adoption SFAS No.123R, the Company has elected to use the Black-Scholes option pricing model to determine the fair value of stock options granted. In accordance with SFAS No. 123R for employees, the compensation expense is amortized on a straight-line basis over the requisite service period which approximates the vesting period. Compensation expense for stock options granted to non-employees is amortized over the contract services period or, if none exists, from the date of grant until the options vest. Compensation associated with unvested options granted to non-employees is re-measured on each balance sheet date using the Black-Scholes option pricing model.

The Company uses historical data to estimate option exercise, forfeiture and employee termination within the valuation model. For non-employees, the expected term of the options approximates the full term of the options. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. The Company has not paid and does not anticipate paying dividends on its common stock; therefore, the expected dividend yield is assumed to be zero. In addition, SFAS No. 123R requires companies to utilize an estimated forfeiture rate when calculating the expense for the reporting period. Based on the best estimate, management applied the estimated forfeiture rate of Nil in determining the expense recorded in the accompanying Statements of Operations.

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

6.	COMMON STOCK (continued)

Stock option transactions are summarized as follows:

		Weighted
	Number of	Average
	Options	Exercise

Balance at February 28, 2007	-	$-
Granted	1,475,000	$1.10
Cancelled	(75,000)	$1.50
Balance at February 29, 2008	1,400,000	$1.08

The weighted average fair value per stock option granted during the year ended February 29, 2008 was $0.92 ( 2007 - $Nil).

At February 29, 2008, the following stock options were outstanding and exercisable:

	Exerciseable at	Exercise
Number of Options	February 29, 2008	Price	Expiry Date

500,000	125,000	$1.20	September 15, 2012
300,000	75,000	1.20	September 20, 2012
300,000	75,000	1.00	January 15, 2013
300,000	75,000	0.85	February 14, 2013

1,400,000	350,000

As at February 29, 2008, the total number of in-the-money options was Nil and the aggregate intrinsic value was $Nil.

Stock-based compensation

The fair value of stock options granted during the year ended February 29, 2008 was $1,351,409 (2007 - $Nil). The fair value of stock options granted is being recognized over the options’ vesting periods as stock-based compensation which has been recorded in the statements of operations as follows with a corresponding credit to additional paid-in capital:

			Inception
			(March 23,
	Year Ended	Year Ended	2005) to
	February 29,	February 28,	February 29,
	2008	2007	2008

Expenses
Consulting fees	$36,814	$-	$36,814
Management fees	414,184	-	414,184
	$450,998	$-	$450,998

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

6.	COMMON STOCK (continued)

The following weighted-average assumptions were used for the Black-Scholes valuation of stock options granted:

	Year Ended	Year Ended
	February 29,	February 28,
	2008	2007

Risk-free interest rate	3.29%	-
Expected life of options (years)	5.0	-
Annualized volatility	118%	-
Dividend rate	0%	-

7.	RELATED PARTY TRANSACTIONS

The Company entered into the following transactions with related parties during the year ended February 29, 2008:

Paid or accrued management fees of $159,425 (2007 - $Nil) to directors and officers of the Company.

Recognized a total of $3,000 (2007 - $6,000) for donated services and $1,500 (2007 - $3,000) for donated rent provided by the former President and Director of the Company.

As at February 28, 2007, the Company owed the former President and Director of the Company $15,183 for expenses paid on behalf of the Company.

These transactions were in the normal course of operations and were measured at the exchange amount which represented the amount of consideration established and agreed to by the related parties.

8.	INCOME TAXES

The significant components of the Company's future income tax assets are as follows:

	February 29,	February 28,
	2008	2007

Future income tax assets:
Operating loss carry forwards	$421,820	$10,018
Resource expenditures	410,230	-
Valuation allowance	(832,050)	(10,018)
Net future income tax assets	$-	-

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

8.	INCOME TAXES (continued)

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	Year Ended	Year Ended
	February 29,	February 28,
	2008	2007

Loss for the year	$(2,896,173)	$(36,464)
Statutory rate	34%	34%
Expected income tax recovery	984,699	12,398
Items not deductible for tax purposes	(154,030)	0
Unrecognized benefits of operating losses	(830,669)	(12,398)
Total income taxes	$-	-

The Company has available for deduction against future taxable income non-capital losses of approximately $1,200,000 in the United States of America. These losses, if not utilized, will expire through 2028. Future tax benefits which may arise as a result of these tax assets have been offset in these financial statements by a valuation allowance.

The Company adopted the provisions of FIN 48 on March 1, 2007. No cumulative effect adjustment to the March 1, 2007 balance of the Company’s deficit was required upon the implementation of FIN 48. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. As of February 29, 2008, there was no accrued interest or accrued penalties. The Company files income tax returns in the United States of America. The Company’s United States income tax returns are open from 2006 through 2008.

9.	SEGMENT INFORMATION

The Company operates in one business segment being the exploration of mineral property interests.

Geographic information is as follows:

	February 29,	February 28,
	2008	2007

Identifiable assets
Canada	$4,104,596	$-
United States	8,443,960	27,128
	$12,548,556	$27,128

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008
(Expressed in United States Dollars)

9.	SEGMENT INFORMATION (continued)

	Year Ended	Year Ended
	February 29,	February 28,
	2008	2007

Loss for the period
Canada	$1,316,976	$-
United States	1,579,197	36,464
	$2,896,173	$36,464

10.	SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

The significant non-cash transaction for the year ended February 29, 2008 consisted of:

	a)	the issuance of 6,000,000 common shares in payment of mineral property interests with an estimated fair value of $7,860,000 (Note 5) and

	b)	the issuance of 258,296 common shares for finders’ fees with an estimated fair value of $193,722 (Note 6)

Cash and cash equivalents consist entirely of cash on deposit.

11.	COMMITMENTS

In August 2007, the Company entered into a contract with an investor relations consultant. The fees for services were $7,000 per month and the issuance of 800,000 stock options exercisable at $1.25 per share for a five year term. In the event of termination, there is a ninety day period to exercise the options. At February 29, 2008, the stock options had not been granted. In May 2008, the Company gave the consultant notice of termination of the contract. To date, the Company has not issued the options to the consultant.

12.	SUBSEQUENT EVENTS

On March 14, 2008, the Company granted to a consultant 250,000 stock options at an exercise price of $0.80 per share, exercisable until March 14, 2012.

CONSOLIDATED FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited - Prepared by Management)

	May 31	February 29
	2008	2008
	(Unaudited)

ASSETS

Current
Cash and cash equivalents	$3,399,593	$4,104,596
Prepaid expenses	-	275,000
Exploration advances to Strathmore Resources (US) Ltd. (Note 4)	180,898	-
Total current assets	3,580,491	4,379,596

Equipment (Note 3)	8,443	8,960

Mineral property interests (Note 4)	8,160,000	8,160,000

Total assets	$11,748,934	$12,548,556

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$872,196	$897,278
Due to related party (Note 6)	13,889	-
Due to Strathmore Resources (US) Ltd. (Note 4)	-	158,582
	886,085	1,055,860

Stockholders' Equity

Common stock, 5,000,000,000 shares authorized with a par value	462	462
of $0.00001 (issued: May 31, 2008 - 46,207,625;
February 29, 2008 - 46,207,625)
Additional paid-in capital	14,550,772	14,426,442
Donated capital	21,750	21,750
Deficit accumulated during exploration stage	(3,710,135)	(2,955,958)

Total stockholders' equity	10,862,849	11,492,696

Total liabilities and stockholders' equity	$11,748,934	$12,548,556

Nature and continuance of operations (Note 1)

The accompanying notes are an integral part of these financial statements.

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Expressed in United States Dollars)

	Three months ended		Inception
	May 31		March 23, 2005 to
	2008	2007	May 31, 2008

Expenses

Consulting fees	$43,628	$-	$116,477
Depreciation	517	270	2,549
Financing costs	-	-	761,565
General and administrative (Note 6)	45,902	2,357	96,785
Investor relations	109,945	-	257,314
Legal and audit	100,141	32,925	329,541
Management fees (Note 6)	161,238	1,500	746,347
Mineral property expenditures (Note 4)	311,773	-	1,525,051

Loss before other item	(773,144)	(37,052)	(3,835,629)
Interest income	18,967	-	125,494

Net Loss	$(754,177)	$(37,052)	$(3,710,135)

Basic and diluted loss per share	$(0.02)	$(0.00)

Weighted average number
of shares outstanding	46,207,625	276,487,500

The accompanying notes are an integral part of these financial statements.

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
			Inception
	Three months ended		March 23, 2005
	May 31		to
	2008	2007	May 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(754,177)	$(37,052)	$(3,676,385)
Items not affecting cash:
Depreciation	517	270	2,549
Donated rent and services	-	2,250	21,750
Stock-based compensation	124,330	-	575,328
Changes in assets and liabilities:		-	-
Prepaid expenses	275,000	-	-
Exploration advances to Strathmore Resources (US) Ltd.	(339,480)	-	(180,898)
Due to related party	13,889	(14,191)	13,889
Accounts payable and accrued liabilities	(25,082)	33,746	776,571
Net cash used in operating activities	(705,003)	(14,977)	(2,467,196)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of capital stock	-	150,000	6,399,355
Cost of share issuance	-	-	(221,574)
Net cash provided by financing activities	-	150,000	6,177,781

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of mineral rights	-	-	(300,000)
Purchase of equipment	-	(10,992)	(10,992)
Net cash used in investing activities	-	(10,992)	(310,992)

Change in cash and cash equivalents
during the period	(705,003)	124,031	3,399,593

Cash and cash equivalents, beginning of period	4,104,596	27,128	-

Cash and cash equivalents, end of period	$3,399,593	$151,159	$3,399,593

Cash paid for interest during the period	$-	$-

Cash paid for income taxes during the period	$-	$-

Supplemental Disclosures
Interests paid	-	-
Income taxes paid .	-	-

Cash and cash equivalents:
Cash on deposit	$3,399,593	151,159

The accompanying notes are an integral part of these financial statements.

AMERICAN URANIUM CORPORATION
(Formerly Alpine Resources Corporation)
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Unaudited)

					Deficit
					Accumulated
	Number of		Additional		During the	Total
	common		Paid-in	Donated	Exploration	Stockholders'
	shares	Par Value	Capital	Capital	Stage	Equity

Balance, March 23, 2005		$-	$-	$-	$-	$-
(date of inception)
Shares issued:
Initial capitalization	250,000,000	2,500	(2,450)	-	-	50
Donated services	-	-	-	8,250	-	8,250
Net loss for the period	-	-	-	-	(23,321)	(23,321)
Balance, February 28, 2006	250,000,000	2,500	(2,450)	8,250	(23,321)	(15,021)
Shares issued:
Private placement	26,487,500	265	52,665	-	-	52,930
Donated services	-	-	-	9,000	-	9,000
Net loss for the year	-	-	-		(36,464)	(36,464)
Balance, February 28, 2007	276,487,500	2,765	50,215	17,250	(59,785)	10,445
Shares issued:
Private placements	8,461,829	85	6,346,285	-	-	6,346,370
For purchase of mineral rights	6,000,000	60	7,859,940	-	-	7,860,000
Common stock subscribed	-	-	-	-	-	-
Shares returned to treasury	(245,000,000)	(2,450)	2,450	-	-	-
Share issue costs	-	-	(283,444)	-	-	(283,444)
Finders' fee	258,296	2	(2)	-	-	-
Donated services	-	-	-	4,500	-	4,500
Stock-based compensation	-	-	450,998	-	-	450,998
Net loss for the year	-	-	-	-	(2,896,173)	(2,896,173)
Balance, February 29, 2008	46,207,625	462	14,426,442	21,750	(2,955,958)	11,492,696
Stock-based compensation	-	-	124,330	-	-	124,330
Net loss for the period	-	-	-	-	(754,177)	(754,177)
Balance, May 31, 2008	46,207,625	$462	$14,550,772	$21,750	$(3,710,135)	$10,862,849

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008
(Unaudited – Prepared by Management)

1.	NATURE AND CONTINUANCE OF OPERATIONS

American Uranium Corporation (the “Company”) was incorporated in the State of Nevada on March 23, 2005 under the name Alpine Resources Corporation. On April 10, 2007, the Company changed its name to “American Uranium Corporation” by merging with its wholly owned subsidiary named “American Uranium Corporation”, a Nevada Corporation formed specifically for that purpose. On April 10, 2007, the Company effected a 50:1 forward stock split of the authorized, issued and outstanding common stock. As a result, the authorized share capital increased from 100,000,000 shares of common stock to 5,000,000,000 shares of common stock with no change in par value. The issued and outstanding share capital increased from 5,529,750 shares of common stock to 276,487,500 shares of common stock. All share and per share amounts have been retroactively adjusted for all periods presented.

The Company is an Exploration Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Statement No.7 and Securities and Exchange Commission (“SEC”) Industry Guide 7. The Company’s principal business is the acquisition and exploration of mineral property interests in the United States. The Company has not presently determined whether its properties contain mineral resources that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As at May 31, 2008, the Company has not generated revenues and has accumulated losses of $3,710,135 since inception. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. To mitigate this risk, management plans to obtain additional equity financing if possible, or to curtail operations, thereby conserving cash resources.

The interim period financial statements have been prepared by the Company in conformity with generally accepted accounting principles in the United States of America . The preparation of financial data is based on accounting principles and practices consistent with those used in the preparation of annual financial statements, and in the opinion of management these financial statements contain all adjustments necessary (consisting of normally recurring adjustments) to present fairly the financial information contained therein. Certain information and footnote disclosure normally included in the financial statements prepared in conformity with generally accepted accounting principles in the United States of America have been condensed or omitted. These interim period statements should be read together with the most recent audited financial statements and the accompanying notes for the year ended February 29, 2008. The results of operations for the three month period ended May 31, 2008 are not necessarily indicative of the results to be expected for the year ending February 28, 2009.

During the current period, the Company incorporated in Delaware, a wholly owned inactive subsidiary, American Uranium Corporation.

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008
(Unaudited – Prepared by Management)

2.	SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements follow the same significant accounting principles as those outlined in the notes to the audited consolidated financial statements for the year ended February 29, 2008.

New accounting pronouncements

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” Among other requirements, SFAS 157 defines fair value and establishes a framework for measuring fair value and also expands disclosure about the use of fair value to measure assets and liabilities. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We adopted the guidance effective March 1, 2008, without any material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” including an amendment of FASB Statement No. 115. This pronouncement permits entities to choose to measure eligible financial instruments at fair value as of specified dates. Such election, which may be applied on an instrument by instrument basis, is typically irrevocable once elected. SFAS 159 is effective for fiscal years beginning November 15, 2007, and early application is allowed under certain circumstances. We adopted the guidance effective March 1, 2008, without any material impact on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” which changes how business acquisitions are accounted. SFAS 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed in a business combination. Certain provisions of this standard will, among other things, impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent considerations); exclude transaction costs from acquisition accounting; and change accounting practices for acquired contingencies, acquisition- related restructuring costs, in-process research and development, indemnification assets and tax benefits. SFAS No. 141R is effective for business combinations and adjustments to an acquired entity’s deferred tax asset and liability balances occurring after December 31, 2008, without any material impact expected on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statement, an amendment of ARB No. 51,” which establishes new standards governing the accounting for and reporting of noncontrolling interests (NCI) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs (previously referred to as minority interests) be treated as a separate component of equity, not as a liability; that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions, rather than as step acquisitions or dilution gains or losses; and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also requires changes to certain presentation and disclosure requirements. SFAS No. 160 is effective beginning January 1, 2009. The provisions of the standard are to be applied to all NCI’s prospectively, except for the presentation and disclosure requirements, which are to be applied retrospectively to all periods presented, without any material impact expected on our consolidated financial statements.

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008
(Unaudited – Prepared by Management)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133." Constituents have expressed concerns that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide adequate information about how derivative and hedging activities affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The adoption of FASB 161 is not expected to have a material impact on the Company's financial position.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." The current GAAP hierarchy, as set forth in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles, has been criticized because (1) it is directed to the auditor rather than the entity, (2) it is complex, and (3) it ranks FASB Statements of Financial Accounting Concepts. The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result. This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of FASB 162 is not expected to have a material impact on the Company's financial position.

3.	EQUIPMENT

	May 31, 2008			February 29, 2008
		Accumulated	Net Book		Accumulated	Net Book
	Cost	Amortization	Value	Cost	Amortization	Value
Office equipment	$3,153	$587	2,567	$3,153	$379	$2,774
Computer equipment	7,839	1,963	5,876	7,839	1,653	6,186
	$10,992	$2,550	$8,443	$10,992	$2,032	$8,960

4.	MINERAL PROPERTY INTERESTS

a)

On March 23, 2005 the Company acquired a 100% interest in certain mineral claims in the Nanaimo Mining Division, British Columbia, Canada, in consideration for $1,750. The claims are registered in the name of former President of the Company, who executed a trust agreement whereby the former President agreed to hold the claims in trust on behalf of the Company. The Company had not determined whether the mineral claim contains mineralized material and consequently wrote off all mineral right acquisition costs to operations in 2006 fiscal period.

b)

Effective August 20, 2007, the Company entered into an option agreement with Strathmore Resources (US) Ltd (“Strathmore”) to earn up to a 60% interest in the Pinetree-Reno Creek uranium properties located in Campbell County, Wyoming. The properties are held by AUC, LLC,

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008
(Unaudited– Prepared by Management)

4.	MINERAL PROPERTY INTERESTS (continued)

wholly-owned by Strathmore, and the Company will effectively earn an interest in the properties by earning an interest in the LLC. To earn its interest, the Company will:

  Issue 6,000,000 shares of common stock (issued at a value of $7,860,000);

  Reimburse Strathmore 100% of the expenditures incurred by Strathmore for the property, up to a maximum of $300,000 (paid), plus any funds spent by Strathmore to acquire additional uranium leases (which will then form part of the property); none were acquired, so total payment due was $300,000; and

  Contribute a total of $33,000,000 in expenditures on the property over a six year period, of which $1,500,000 must be incurred in the first year, $1,500,000 in the second year, $2,000,000 in the third year, and $28,000,000 before the end of the sixth year.

The Company will have earned a 22.5% interest once $12,375,000 of the required expenditures has been incurred. The remaining 37.5% interest will be earned upon incurring the balance of $20,625,000 in required expenditures. Strathmore is the operator of the property until the Company has earned a 60% interest. As at May 31, 2008, the Company has paid Strathmore, as operator, all funds required through June 30, 2008 towards exploration work on the property resulting in $180,898 of exploration advances to Strathmore. As at February 29, 2008, the Company owes Strathmore, as an operator, $158,582 towards exploration work on the property. Subsequent to the agreement with Strathmore, a director of Strathmore became a director of the Company. In January 2008, that director resigned as a director of the Company.

Mineral property interests are summarized as follows:

	May 31,	February 29,
	2008	2008
Pinetree/Reno Creek
Balance, beginning of period	$-	$-
Issuance of 6,000,000 common shares	7,860,000	7,860,000
Payment to optionor	300,000	300,000
Balance, end of period	$8,160,000	$8,160,000

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008
(Unaudited– Prepared by Management)

4.	MINERAL PROPERTY INTERESTS (continued)

Mineral property expenditures are summarized as follows:

			Inception
	Three months ended		March 23, 2005
	May 31		to
	2008	2007	May 31, 2008

Pinetree/Reno Creck
Claim maintenance	$36,013	$-	$135,420
Camp and field supplies	6,835	-	7,534
Drilling	226	-	226
Environmental & permitting	154,165	-	240,486
Geological and geophysical	108,790	-	1,110,951
Travel and accommodation	5,744	-	21,684
	311,773	-	1,516,301
Other	-	-	8,750

	$311,773	$-	$1,525,051

c)

In October 2007, the Company purchased certain drill data for its mineral property interest at Reno Creek. The data for the property was acquired for $950,000 pursuant to a data purchase agreement with Power Resources, Inc.

5.	COMMON STOCK

On April 10, 2007, the Company effected a 50:1 forward stock split of the authorized, issued and outstanding common stock. As a result, the authorized share capital increased from 100,000,000 shares of common stock to 5,000,000,000 shares of common stock with no change in par value. All share and per share amounts have been retroactively adjusted for all periods presented.

Share issuances

On March 23, 2005, the Company issued 250,000,000 founder shares (post split) to the former President of the Company at a price of $0.0000002 per share for cash proceeds of $50.

On September 8, 2006, the Company issued 26,487,500 shares of common stock (post split) at a price of $0.0019983 per share for proceeds of $52,930.

On June 1, 2007, the current President of the Company returned, for no consideration, 245,000,000 post-split shares of common stock to treasury for cancellation.

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008
(Unaudited– Prepared by Management)

5.	COMMON STOCK (continued)

On August 24, 2007, the Company issued 6,000,000 shares of common stock with a value of $7,860,000 pursuant to an option agreement with Strathmore (Note 4).

In August 2007, the Company completed a private placement consisting of 8,086,829 units at a price of $0.75 per unit for aggregate proceeds of $6,065,125. Each unit consisted of one common share and one-half of one share purchase warrant, One whole warrant is exercisable into one additional common share at a price of US $1.25 per share until August 23, 2009. The Company agreed to issue finders’ fees to various finders regarding all investors at a rate of 7.5%, up to half to be issued in stock and the remainder in cash.

In September 2007, the Company issued 258,296 common shares for finders’ fees with a value of $348,700 of which $2 was credited to common stock and $348,698 was credited to additional paid-in capital. The fair value of $348,700 was also charged to additional paid-in capital as a cost of share issuance. The cash portion of finders’ fees paid amounted to $283,444 and was also charged to additional paid-in capital as a cost of share issuance.

In January 2008, the Company completed a private placement consisting of 375,000 units at a price of $0.75 per unit for aggregate proceeds of $281,250. Each unit consisted of one common share and one-half of one share purchase warrant, One whole warrant is exercisable into one additional common share at a price of $1.25 per share until August 23, 2009. The Company agreed to issue finders’ fees to various finders regarding all investors at a rate of 7.5%, up to half to be issued in stock and the remainder in cash.

The Company agreed to use its best efforts to register the August 2007 and January 2008 private placement common shares for resale by the purchasers within 180 days of issue. The Company also agreed, if the shares had not been registered by that date, to pay as a penalty to each purchaser an amount equal to 2% of the amount invested for each month that the shares remained unregistered, to a maximum of 6 months. At May 31, 2008, the shares had not been registered for resale and, as a consequence, the Company has accrued in accounts payable the full penalty as a financing cost in the amount of $761,565.

Share purchase warrants

Share purchase warrant transactions are summarized as follows:

	Number of	Weighted Average
	Warrants	Exercise Price
Balance at February 29, 2008	4,230,915	$1.25
Issued	-	-
Balance at May 31, 2008	4,230,915	$1.25

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008
(Unaudited– Prepared by Management)

5.	COMMON STOCK (continued)

At May 31, 2008, the following share purchase warrants were outstanding:

	Exercise
Number of Warrants	Price	Expiry Date

4,230,915	$1.25	August 23, 2009

Stock options

The Company adopted a Stock Option Plan dated September 15, 2007 under which the Company is authorized to grant stock options to acquire up to a total of 5,000,000 shares of common stock. At May 31, 2008, the Company had 3,350,000 shares of common stock available to be issued under the Plan.

The Company adopted SFAS No.123R commencing on August 1, 2006. Effective with the adoption SFAS No.123R, the Company has elected to use the Black-Scholes option pricing model to determine the fair value of stock options granted. In accordance with SFAS No. 123R for employees, the compensation expense is amortized on a straight-line basis over the requisite service period which approximates the vesting period. Compensation expense for stock options granted to non-employees is amortized over the contract services period or, if none exists, from the date of grant until the options vest. Compensation associated with unvested options granted to non-employees is re-measured on each balance sheet date using the Black-Scholes option pricing model.

The Company uses historical data to estimate option exercise, forfeiture and employee termination within the valuation model. For non-employees, the expected term of the options approximates the full term of the options. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. The Company has not paid and does not anticipate paying dividends on its common stock; therefore, the expected dividend yield is assumed to be zero. In addition, SFAS No. 123R requires companies to utilize an estimated forfeiture rate when calculating the expense for the reporting period. Based on the best estimate, management applied the estimated forfeiture rate of Nil in determining the expense recorded in the accompanying Statements of Operations.

Stock option transactions are summarized as follows:

	Number of	Weighted Average
	Options	Exercise Price
Balance at February 29, 2008	1,400,000	$1.08
Granted	250,000	$0.85
Cancelled	-	$-

Balance at May 31, 2008	1,650,000	$1.05

The weighted average fair value per stock option granted during the period ended May 31, 2008 was $0.53 (May 31, 2007 - $Nil).

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008
(Unaudited– Prepared by Management)

5.	COMMON STOCK (continued)

At May 31, 2008, the following stock options were outstanding and exercisable:

	Exercisable	Exercise
Number of Options	May 31, 2008	Price	Expiry Date

500,000	125,000	$1.20	September 15, 2012
300,000	75,000	$1.20	September 20, 2012
300,000	75,000	$1.00	January 15, 2013
300,000	75,000	$0.85	February 14, 2013
250,000	62,500	$0.85	March 14, 2013
1,650,000	412,500

Stock-based compensation

On March 14, 2008, the Company granted to a consultant 250,000 stock options at an exercise price of $0.85 per share, exercisable until March 14, 2013.

The fair value of stock options granted during the period ended May 31, 2008 was $132,671 (May 31, 2007 - $ Nil). The fair value of stock options granted is being recognized over the options’ vesting periods as stock-based compensation which has been recorded in the statements of operations as follows with a corresponding credit to additional paid-in capital:

			Inception
	Three months ended		March 23, 2005
	May 31		to
	2008	2007	May 31, 2008

Expenses
Consulting fees	$41,528	$-	$78,342
Management fees	82,802	-	496,986
	$124,330	$-	$575,328

The following weighted-average assumptions were used for the Black-Scholes valuation of stock options granted:

	May 31, 2008	February 29, 2008
Risk-free interest rate	3.22%	3.29%
Expected life of options (years)	5	5
Annualized volatility	118%	118%
Dividend rate	0%	0%

AMERICAN URANIUM CORPORATION
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008
(Unaudited– Prepared by Management)

6.	RELATED PARTY TRANSACTIONS

The Company owes related officers $13,889 as at May 31, 2008. The Company incurred the following expenses with companies related by way of officers in common and with a company with whom a director is associated. These costs were measured at the amounts agreed upon by the parties.

	Three months ended
	May 31
	2008	2007

Management fees	$60,000	$1,500
Rental	-	750

These transactions were in the normal course of operations and were measured at the exchange amount which represented the amount of consideration established and agreed to by the related parties.

7.	SEGMENT INFORMATION

The Company operates in one business segment being the exploration of mineral property interests Geographic information is as follows:

	May 31, 2008	February 29, 2008

Identifiable assets
Canada	$3,399,593	$4,104,596
United States	8,349,341	8,443,960
	$11,748,934	$12,548,556

	Three months ended
	May 31
	2008	2007

Loss for the period
Canada	$273,099	$-
United States	481,078	37,052
	$754,177	$37,052

8.	SUBSEQUENT EVENT

None

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, Officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- Indemnification may not be made for any claim, issue or matter as to which such a person has been judged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a Director, Officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our shareholders;

- by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. This includes the power to defend such persons from all suits or claims as allowable under the provisions of the General Corporate Law of Nevada. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability as the expenses are incurred and before the final disposition of the proceeding in question or repay the amount if a court finds that the director or officer is not entitled to indemnification by the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholder. All of the amounts shown are estimates.

SEC registration fees	$650	(1)
Printing and engraving expenses	2,000	(1)
Accounting fees and expenses	25,000	(1)
Legal fees and expenses	35,000	(1)
Transfer agent and registrar fees	2,000	(1)
Fees and expenses for qualification under state securities laws	-	(1)
Miscellaneous	1,000	(1)
Total	$65,650	(1)

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us since our inception on March 23, 2005 without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements:

On March 14, 2008, the Company granted to a consultant 250,000 stock options at an exercise price of $0.85 per share, exercisable until March 14, 2013.

On February 14, 2008 we issued options to one of our directors to purchase an aggregate of up to 300,000 shares of our common stock at an exercise price of $0.85 per share, exercisable until February 14, 2013. The options are subject to vesting provisions. These stock options were issued to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

On January 15, 2008 in accordance with the terms of a Stock Option and Subscription Agreement we granted stock options to Robert A. Rich, our President to purchase an aggregate of up to 300,000 shares of our common stock at an exercise price of $1.00 per share, exercisable until January 15, 2013. The options are subject to vesting provisions as set forth in the stock option agreement. The vesting schedule is as follows: 75,000 on January 15, 2008, and in installments of 75,000 on each of 3 successive anniversary of January 15, 2008.

On December 20, 2007, we closed a private placement consisting of 375,000 units of our securities (the “Units”) at a price of US $0.75 per Unit for aggregate proceeds of US $281,250. Each Unit consists of one common share and one-half of one share purchase warrant (a “Warrant”), one whole Warrant shall be exercisable into one additional common share (a “Warrant Share”) at a price of US $1.25 per Warrant Share until December 20, 2009.

We issued 275,000 of the Units to 10 non-U.S. persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

We issued 100,000 of the Units were issued to one U.S. person pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

We will use the proceeds of the transaction to fund our joint venture obligations and for working capital.

On September 4, 2007, we closed a private placement consisting of 8,086,829 units of our securities (the “Units”) at a price of US $0.75 per Unit for aggregate proceeds of US $6,065,125. Each Unit consists of one common share and one-half of one share purchase warrant (a “Warrant”), one whole Warrant shall be exercisable into one additional common share (a “Warrant Share”) at a price of US $1.25 per Warrant Share until August 23, 2009.

We issued 6,061,330 Units to 126 non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

We issued 2,025,499 Units were issued to 15 US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

On September 4, 2007, issued a total of 258,296 shares of our common stock and paid $243,348.45 to various investors as finders’ fees.

We issued 5,625 common shares to one US person to an exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

We issued 252,672 common shares to six non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On September 15, 2007, Mr. Malkin was appointed as a member of our board of directors. In connection with Mr. Malkin’s appointment to the board and the related Consulting Agreement, we issued options to purchase an aggregate of up to 300,000 shares of our common stock to Mr. Malkin at an exercise price of $1.20 per share, exercisable until September 15, 2012 and vesting as follows: 75,000 on September 15, 2007, and in installments of 75,000 on each successive anniversary of September 15, 2007. These options terminated on June 27, 2008, when Mr. Malkin resigned from our board of directors and as an officer.

On September 20, 2007, Devinder Randhawa was appointed as a member of our board of directors. In connection with Mr. Randhawa’s appointment to the board, we issued options to purchase an aggregate of up to 300,000 shares of our common stock to Mr. Randhawa at an exercise price of $1.20 per share, exercisable until September 20, 2012 and vesting as follows: 75,000 on September 20, 2007, and in installments of 75,000 on each successive anniversary of September 15, 2007. These options terminated on February 12, 2008, when Mr. Randhawa resigned from our board of directors.

We issued the securities to Mr. Malkin and Mr. Randhawa on the basis that they represented that they each were not a “U.S. person” (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On June 15, 2007, we granted up to 75,000 stock options exercisable for five years at an exercise price of $1.50 per share to a consultant.

On March 23, 2005, we issued 5,000,000 shares of our common stock to one (1) named executive officer of our company, at an offering price of $0.00001 per share for gross offering proceeds of $50 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. The named executive officer is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by American Uranium, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

For more information concerning the purchasers in the private placement transactions of September and December 2007, please see the section entitled “Selling Shareholders” on page 12 of the prospectus included in this registration statement.

Item 27 EXHIBITS

The following Exhibits are filed with this prospectus:

Exhibit
Number	Description
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation of the Registrant, filed as an exhibit to the registration statement on Form SB-2 filed on June 21, 2006.
3.2	By-laws of the Registrant, filed as an exhibit to the registration statement on Form SB-2 filed on June 21, 2006.
3.3	Certificate of Change filed with the Nevada Secretary of State on March 27, 2007 to be effective on April 10, 2007, filed as an exhibit to our current report on Form 8-K filed on April 12, 2007.
(4)	Instruments defining rights of security holders, including indentures
(5)	Opinion on Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1	Mining Claim, filed as an exhibit to the registration statement on Form SB-2 filed on June 21, 2006.

10.2	Affiliate Stock Purchase Agreement, filed as an exhibit to our current report on Form 8-K filed on April 23, 2007.
10.3	Letter of Intent, filed as an exhibit to our current report on Form 8-K filed on May 18, 2007.
10.6	Option and Joint Venture Agreement with Strathmore Resources (US) Ltd., dated August 20, 2007, filed as an exhibit to our current report on Form 8-K on September 5, 2007.
10.7	Form of Subscription Agreement for Offshore subscribers, filed as an exhibit to our current report on Form 8-K on September 5, 2007.
10.8	Form of Subscription Agreement U.S. subscribers, filed as an exhibit to our current report on Form 8-K on September 5, 2007.
10.9	Form of Warrant certificate for Offshore subscribers, filed as an exhibit to our current report on Form 8- K on September 5, 2007.
10.10	Form of Warrant certificate for Canadian subscribers, filed as an exhibit to our current report on Form 8- K on September 5, 2007.
10.11	Form of Warrant US subscribers, filed as an exhibit to our current report on Form 8-K on September 5, 2007 and incorporated herein by reference.
10.13	2007 Stock Option Plan, filed as an exhibit to our current report on Form 8-K with the Commission on September 24, 2007.
10.15	Pine Tree-Reno Creek ISR Property Amendment to Option and Joint Venture Agreement, filed as an exhibit to the quarterly report on Form 10-QSB on January 22, 2008.
10.16	Form of Subscription Agreement Offshore subscribers, filed as an exhibit to our current report on Form 8-K filed on September 5, 2007.
10.17	Form of Subscription Agreement U.S. subscribers, filed as an exhibit to our current report on Form 8-K filed on September 5, 2007.
10.18	Form of Warrant certificate Offshore subscribers, filed as an exhibit to our current report on Form 8-K filed on September 5, 2007.
10.19	Form of Warrant U.S. subscribers, filed as an exhibit to our current report on Form 8-K filed on September 5, 2007.
10.20	Stock Option Agreement with Robert Rich dated effective January 15, 2008, filed as an exhibit to our current report on Form 8-K on January 23, 2008.
10.22	Stock Option Agreement with Donald Cooper dated effective February 14, 2008, filed as an exhibit to our current report on Form 8-K on February 20, 2008.

10.23	Limited Liability Company Operating Agreement of AUC, LLC dated effective January 3, 2008, filed as an exhibit to our current report on Form 8-K on March 18, 2008.
10.24	Stock Option Agreement between the Company and Raymond Foucault dated March 14, 2008, filed as an exhibit to our current report on Form 8-K on April 7, 2008 .
(21)	List of Subsidiaries
21.1	American Uranium Corporation, our 100% owned subsidiary incorporated in Delaware
(23)	Consents
23.1*	Consent of Telford Sadovnik P.L.L.C.
23.2*	Consent Davidson & Company LLP, Chartered Accountants
23.3*(1)	Consent of Clark Wilson LLP

*Filed herewith.
(1)Included in Exhibit 5.1.

Item 28 UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ; and,

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the Selling Shareholders during the subscription period, the amount of unsubscribed securities to be purchased by the Selling Shareholders, and the terms of any subsequent reoffering thereof. If any public offering by the Selling Shareholders is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada on August 1, 2008.

AMERICAN URANIUM CORP.

By: /s/ Robert A. Rich
Robert A. Rich,
President, CEO, CFO, Treasurer, Secretary and Director
(Principal Executive Officer and Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Robert A. Rich
Robert A. Rich
President, CEO, CFO, Treasurer, Secretary and Director
(Principal Executive Officer and Principal Financial Officer)
Dated: August 1, 2008

By: /s/ Donald K. Cooper
Donald K. Cooper Director
Dated: August 1, 2008